Exhibit 10.21

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the

 Securities Act of 1933,

as amended.

Execution Copy

COLLABORATION AND OPTION AGREEMENT

THIS COLLABORATION AND OPTION AGREEMENT (“Agreement”) dated as of December 22, 2010 (“Effective Date”), is entered into between XENCOR, INC., a Delaware corporation having its principal place of business at 111 West Lemon Avenue, Monrovia, CA 91016 (“Xencor”) and AMGEN INC., a Delaware corporation, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”).  Amgen and Xencor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  Capitalized terms used herein shall have the definitions set forth in Article 1.

BACKGROUND

WHEREAS, Xencor is pursuing preclinical and clinical development of a novel therapeutic antibody that […***…] and is engineered to have heightened binding to CD32b (XmAb5871), Controls certain patents, know-how and other intellectual property related to XmAb5871, and will continue the development of XmAb5871 through the Collaboration Period.

WHEREAS, Amgen desires to obtain from Xencor certain rights with respect to XmAb5871 and Products based thereon, including an exclusive Option to Develop and commercialize XmAb5871 and Products, and Xencor is willing to grant to Amgen such Option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS

As used in this Agreement, the following capitalized terms will have the meanings set forth in this Article 1.

1.1                               “Affiliate” of a Party means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party, as the case may be, for as long as such control exists.  As used in this Section 1.1, “control” means: (a) to possess, directly or indirectly, the power to direct the management and policies of such Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of more than 50% (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital in such Person.

1.2                               “Affinity Constant of Binding” means the affinity of an Antibody Fc to a Fcg receptor as determined using the protocol in Schedule L attached hereto.  The Affinity Constant of Binding is increased, greater or higher if the KA value is nominally increased; as an example, a KA of 107 1/M is increased, greater or higher than 106 1/M.

1.3                               “Amgen and Joint Compound-Specific Patents” has the meaning set forth in Section 9.7(c)(i).

1.4                               “Amgen Blocking Patents” has the meaning set forth in Section 9.7(c)(ii).

1.5                               “Amgen Invention” has the meaning provided in Section 8.1(a).

1.6                               “Amgen Know-How” means, to the extent necessary or useful for the manufacture, Development or commercialization of a Compound, alone or as incorporated into a Product, or a Product (excluding any active ingredient that is not a Compound), all Information and Materials (including Data) Controlled by Amgen during the Term,

*** Confidential Treatment Requested

including Amgen Inventions, that was generated or used by Amgen in the course of manufacturing, Developing or commercializing a Compound or Product, but excluding any rights under Patents.  For the avoidance of doubt, Amgen Know-How shall exclude: (a) Information and Materials to the extent pertaining to the composition of matter or formulation of, or any method of making or using, any Antibody that is not a Compound or any product that is not a Product; and (b) Information and Materials regarding technologies that Amgen does not actually use for the manufacture, Development or commercialization of Compounds or Products.

1.7                               “Amgen Patents” means Patents that Amgen Controls during the Term that Claim the composition of matter of, or any method of making or using, any Compound, alone or as incorporated into a Product, or a Product (excluding any active ingredient that is not a Compound); but excluding the Joint Patents.

1.8                               “Amgen Technology” means the Amgen Patents and the Amgen Know-How.

1.9                               “Annual Net Sales” means total Net Sales of a Product in the Territory in a particular calendar year.

1.10                        “Antibody” means (i) a whole antibody, including a murine, chimeric, human, humanized, fully human, recombinant, transgenic, grafted, phage display-derived, or single chain antibody and the like, (ii) any fragment or combination of fragments, homolog, variant, derivative, modification or improvement to any of the foregoing, including any fusions thereof (including peptibodies) and additions, deletions or substitutions thereto of amino acids, peptides or other moieties, and (iii) any altered forms of any of the foregoing, including any forms with PEGylation, altered glycosylation, altered phosphorylation and the like.

1.11                        “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

1.12                        “Binds” means, with respect to the binding affinity of an Antibody for CD19 antigen, that such Antibody specifically binds to […***…], where mean fluorescence intensity is plotted as a function of Antibody concentration and EC50 values of binding are determined by sigmoidal dose response modeling.

1.13                        “BLA” means (a) a Biologics License Application as described in Title 21 of the U.S. Code of Federal Regulations, Part 601, et seq., that is filed with the FDA in order to gain the FDA’s approval to commercialize a biologic pharmaceutical product in the United States; or (b) any corresponding foreign application in another country or regulatory jurisdiction in the Territory, including in the case of the European Union, a Marketing Approval Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure.

1.14                        “Change of Control” means: (a) a sale of all or substantially all of the assets of a Party in one or a series of related transactions to a Third Party (or a “group” as defined in Section 13D of the Securities Exchange Act of 1934, as amended); (b) the acquisition by a Third Party (or such a group), in one or a series of related transactions, of beneficial

*** Confidential Treatment Requested

ownership of more than 50% of the voting equity securities of a Party; or (c) a merger, reorganization or consolidation involving a Party, as a result of which a Third Party (or such a group) acquires direct or indirect beneficial ownership (within the meaning of Section 13D of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; but, in each case, excluding: (i) any transaction effected exclusively to change the domicile of a Party; (ii) any public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of a Party’s equity securities for the account of a Party; (iii) any other transaction or series of transactions effected solely for bona fide equity financing purposes in which cash is received by a Party or indebtedness of a Party is cancelled or converted or a combination thereof; and (iv) a consolidation with a wholly-owned subsidiary of a Party; provided that in the cases of (i)—(iv) such transaction will be excluded from the definition of Change of Control only if, upon the closing of such transaction, a Significant Pharmaceutical Company does not have beneficial ownership of more than 50% of the voting securities of such Party.

1.15                        “Claim” or “Claims” or “Claiming” with respect to Patents means that the relevant Patent has claims that cover the recited subject matter, whether or not such subject matter is explicitly identified in such Patent claims.

1.16                        “Co-Funding Arrangement” has the meaning provided in Section 6.3.

1.17                        “Collaboration Period” means the period beginning on the Effective Date and ending on the earlier to occur of (a) the Option Exercise Date, or (b) the termination of this Agreement.

1.18                        “Commercially Reasonable Efforts” means, with respect to a Party’s obligation under this Agreement to conduct a particular activity, that level of efforts and resources required to carry out such obligation consistent with the efforts a similarly-situated company (defined below) devotes to a pharmaceutical product of similar market potential, resulting from its own research efforts or in-licensed, at a similar stage in its development or product life, based on conditions then prevailing, including patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, expected value and profitability of the products (including costs and risks associated with Development and commercialization), and other technical, legal, scientific, medical and/or strategic considerations.  A “similarly-situated company” means (a) in the case of Amgen, a global pharmaceutical company with worldwide annual pharmaceutical sales, in the most recently completed year for which such sales data is available, in excess of $[…***…], as determined by reference to data from IMS Health or a similarly reputable and reliable source; and (b) in the case of Xencor, a venture capital-funded company in the biopharmaceutical industry having pharmaceutical candidates in a similar stage of development to Compound and Products.

1.19                        “Completion Option” has the meaning provided in Section 3.3.

1.20                        “Completion Right” means the rights conferred on Amgen upon exercise of the Completion Option under subparagraph (i) or subparagraph (ii) of Section 3.3, as applicable.

1.21                        “Compound” means:

(a)                                 XmAb5871;

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(b)                                 any Antibody that […***…] and comprises any of the Fc variants listed in Schedule A attached hereto (as “variant” is defined in such Schedule); provided, however, that such Antibody is […***…], unless such […***…] meets the criteria set forth in subparagraphs (x),(y) and (z) of paragraph (c) below; or

(c)                                  any Antibody that (i) […***…], (ii) comprises an Fc variant Controlled by Xencor or Amgen during the Term, and (iii) meets the following criteria:

(x)                                 such Antibody does not: (A) increase the Affinity Constant of Binding to […***…] by more than a factor of […***…] compared to […***…]; (B) increase the Affinity Constant of Binding to […***…] by more than a factor of […***…] compared to […***…]; and (C) have an absolute level of […***…] (as set forth in Schedule L) of […***…] than the absolute level of maximal lysis of […***…];

(y)                                 such Antibody does have an Affinity Constant of Binding to […***…] that is […***…] higher than the Affinity Constant of Binding of […***…] to […***…]; and

(z)                                  such Antibody does not: (A) have an Affinity Constant of Binding to […***…] that is higher than […***…] of such Antibody’s Affinity Constant of Binding to […***…]; and (B) have an Affinity Constant of Binding to […***…] that is more than […***…] higher than the Affinity Constant of Binding of […***…] to […***…].

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, and for the avoidance of doubt, “Compound” specifically excludes: (1) any […***…]; and (2) the Excluded Antibodies.

For purposes of this Section, an Antibody shall be considered “[…***…]” if […***…].

1.22                        “Confidential Information” has the meaning provided in Section 7.1.

1.23                        “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights or other items of a Party, means, subject to Section 13.9, that such Party, or any of its Affiliates, owns or possesses rights to intellectual property sufficient to grant the applicable license under this Agreement (at the time such grant would be made hereunder), without violating the terms of an agreement with a Third Party under which such Party or Affiliate first acquired rights to such intellectual property or item.

1.24                        “Core Collaboration Period Development Activities” shall mean those activities set forth in the Pre-POC Development Plan appended hereto as Schedule I.

1.25                        “Data” means any and all research data, pharmacology data, preclinical data, clinical data and/or other test data and all results regarding a Compound or Product, including all reports and other documents containing any such data and results or any analyses or interpretations thereof (or copies of the foregoing), in each case that are Controlled by a Party as of the Effective Date or during the Term.

1.26                        “Development” means all activities related to developing a Compound or Product, or obtaining Marketing Approvals for such Products (including label expansions and new formulations), including preclinical testing, toxicology, formulation, clinical trials, regulatory affairs, investigator meetings, data collection, validation and analysis,

*** Confidential Treatment Requested

process development, preparation and filing of Regulatory Documents, research directed to mechanism of action or new indications, and the like.  It is understood that the Development includes (a) clinical trials and preclinical studies conducted after Regulatory Approval (such as carcinogenicity studies, preclinical studies to establish pediatric dosing and the like) that are required or requested by a Regulatory Authority to be conducted after Regulatory Approval, as a condition of or in connection with obtaining or maintaining such Regulatory Approval, and (b) manufacturing-related activities for the foregoing purposes or preparing for commercial sale, including process development, scale-up and validation for a Compound or Product (excluding manufacturing batches for validation and registration purposes, to the extent such batches are actually used as commercial supplies), test method, assay and packaging development, stability testing, and the like.  The term “Develop” shall have a correlative meaning.

1.27                        “Development Committee” or “DC” has the meaning provided in Section 2.1.

1.28                        “Development Costs” means, with respect to a Development Plan (or specified activities thereunder, as applicable), the internal and external costs and expenses incurred by Amgen or its Affiliate in connection with the performance of such Development Plan (or the applicable activities thereunder, as applicable); in either case, including Allocable Overhead (defined below).  Development Costs will include, but not be limited to the following, in each case to the extent attributable to specific Development Plan activities: (i) costs of […***…]; (ii) […***…]; (iii) costs […***…]; (iv) fees and costs of […***…]; and (v) the costs of […***…].  Development Costs shall, in any event, exclude (a) any […***…]and (b) […***…].

For purposes of this definition:

(a)                                 “Allocable Overhead” means Amgen’s internal allocation, based on direct project headcount or other generally accepted activity-based accounting methods, of indirect overhead costs incurred by Amgen or any of its Affiliates to support and carry out the applicable Development Plan activities, which indirect costs may include but are not limited to: indirect labor costs; occupancy costs; repair and maintenance costs; equipment costs; insurance costs; outside professional and other service costs; and corporate general and administrative functions and activities, including, by way of example, executive management, investor relations, business development, finance and accounting, management information systems, human resources, and legal, patent and trademark; provided that Allocable Overhead shall not exceed […***…] of the direct costs (including direct overhead, such as direct manufacturing overhead) within the Development Costs in any calendar quarter.

(b)                                 “Cost of Goods” shall mean, with respect to any bulk or finished Product, but subject to the last sentence of this paragraph, the actual fully allocated cost of manufacturing such Product (in accordance with cGMPs, if applicable)

*** Confidential Treatment Requested

determined in accordance with GAAP, applied consistently throughout the organization of Amgen or its Affiliate(s) determining such costs, which includes the direct and indirect cost of any raw materials, packaging materials and labor (including benefits) utilized in such manufacturing (including formulation, filling, finishing, quality assurance, quality control and stability testing, labeling and packaging, as applicable), plus an appropriate share of all factory overhead, both fixed and variable, allocated to the Product being manufactured, in accordance with the normal accounting practices for all other products manufactured in the applicable facility.  “Cost of Goods” shall exclude any allocation of cost related to excess capacity not specifically reserved for the production of Compounds or Products.

1.29                        “Development Plan” means the Pre-POC Development Plan or Post-Exercise Development Plan, as applicable.

1.30                        “Development Support Rate” has the meaning provided in Section 3.7(e).

1.31                        “EMA” means the European Medicines Agency of the European Union, or any successor entity thereto performing similar functions.

1.32                        “Excluded Antibodies” means: (i) […***…]; (ii) any other Antibody that Binds to […***…] and contains an Fc variant listed in Schedule B (as “variant” is defined in such Schedule); and (iii) any Antibody that Binds to […***…] and contains any Fc variant(s) that has a […***…] greater Affinity Constant of Binding to […***…] relative to […***…] and that […***…].

1.33                        “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.34                        “FD&C Act” means the federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.

1.35                        “Field” means any and all applications and uses.

1.36                        “Filing” of a BLA shall be deemed to occur on the date of receipt of written notice of acceptance from the FDA in the United States, or other relevant Regulatory Authority outside of the United States, of such BLA for substantive review.

1.37                        “First Commercial Sale” means, with respect to any Product in any country, the first sale for end use or consumption of such Product in such country after Marketing Approval has been granted by the applicable Regulatory Authority in such country.

1.38                        “GAAP” means the then-current generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity generally recognized as having the right to establish such principles in the United States, or the equivalent generally accepted accounting standard used by Amgen from time to time.

1.39                        “Incomplete Pre-POC Activities” has the meaning provided in Section 3.2(c).

1.40                        “IND” means any Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 CFR Part 312 before the commencement of clinical trials of a Product, or any comparable filings with any Regulatory Authority in any other jurisdiction.

*** Confidential Treatment Requested

1.41                        “Information and Materials” shall mean techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, Regulatory Documents, and other information, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material.

1.42                        “Initial Option Exercise Fee” has the meaning provided in Section 6.2(a).

1.43                        “Initial Plan and Budget Forecast” has the meaning provided in Section 6.3(b).

1.44                        “Initiation” of a clinical trial means the first dosing of a human subject in such clinical trial.

1.45                        “Invention” means any invention, whether or not patentable, that is made, conceived or reduced to practice by personnel of one or both Parties in connection with this Agreement.

1.46                        “Joint Invention” has the meaning provided in Section 8.1(a).

1.47                        “Joint Patents” means Patents Claiming Joint Inventions.

1.48                        “License” has the meaning provided in Section 5.1.

1.49                        “Lupus” means systemic lupus erythematosus.

1.50                        “Major EU Market” means any of France, Germany, Italy, Spain, the United Kingdom, or the European Union as a whole.

1.51                        “Major Market” means any of the U.S., a Major EU Market or Japan.

1.52                        “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale of a Product in such country.  For countries where governmental or other similar approval of pricing and/or reimbursement is granted for marketing in such country, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained; provided, however, that Marketing Approval shall be deemed to have occurred for a particular indication for a Product in such jurisdiction no later than the first sale for end use or consumption of such Product in such country after the applicable Regulatory Authority in such country approves a BLA for such Product.

1.53                        “Milestone” has the meaning provided in Section 6.5.

1.54                        “MS” means multiple sclerosis.

1.55                        “Net Sales” means the gross invoiced sales price of a Product sold by or on behalf of Amgen, its Affiliates or Sublicensees to Third Parties that are not affiliates or sublicensees of the selling party, less the following reasonable and customary items, solely to the extent allocable to such Product (and not previously deducted in calculating the amount invoiced), and as determined in accordance with GAAP, consistently applied:

(a)                                 […***…];

(b)                                 […***…];

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(c)                                  […***…];

(d)                                 […***…];

(e)                                  […***…];

(f)                                   […***…];

(g)                                  […***…]

(h)                                 […***…].

Notwithstanding the foregoing, […***…] shall not be included within Net Sales; […***…].  In addition, in calculating Net Sales:

(1)                                 If Amgen or any of its Affiliates or Sublicensees effects a sale, disposition or other transfer of a Product to a customer in a particular country at a price that is not an arm’s length sales price, the Net Sales of such Product to such customer shall […***…].

(2)                                 Any […***…].

(3)                                 In the event a Product is sold in a finished dosage form containing a Product in combination with at least one other therapeutically active ingredient that is not a Product (a “Combination Product”) in a country in a calendar quarter, then Net Sales of such Product in such country in such quarter shall be calculated by […***…].

[…***…]

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[…***…].

If […***…].

If […***…], as determined by mutual written agreement of the Parties (such agreement not to be unreasonably withheld).

1.56                        “Option” has the meaning provided in Section 3.6.

1.57                        “Option Data Package” means: (a) the POC Trial Report and all Data generated by or under authority of Xencor in performing the Core Collaboration Period Development Activities; and (b) such other existing information within the Xencor Know-How as Amgen reasonably requests: (i) no later than […***…] after delivery to Amgen of the POC Trial Report, if Xencor performs the Phase 2 POC Trial, or if Amgen directs the performance of the Phase 2 POC Trial by Xencor’s contractors in accordance with Schedule M pursuant to exercise of the Completion Right in accordance with Section 3.3(d); or (ii) no later than […***…] after data lock of the Phase 2 POC Trial, if Amgen performs the Phase 2 POC Trial in accordance with Schedule M pursuant to exercise of the Completion Right in accordance with Section 3.3(a), 0 or 3.3(c).

1.58                        “Option Exercise Date” means the date on which Amgen has delivered to Xencor an Option Exercise Notice and paid to Xencor the Initial Option Exercise Fee, each in accordance with Section 3.6 below.

1.59                        “Option Exercise Notice” has the meaning provided in Section 3.6 below.

1.60                        “Option Period” means the period beginning on payment of the fee specified in Section 6.1 and expiring upon the earliest of: (a) the […***…] after delivery to Amgen of the Option Data Package following completion of all Core Collaboration Period Development Activities; (b) the termination of this Agreement; or (c) […***…] after the […***…] anniversary of the Effective Date (or, if Amgen exercises the Completion Option in accordance with Section 3.3(a), 0 or 3.3(c) below, the […***…] anniversary of the Effective Date).

1.61                        “Option Period Invention” means any Amgen Invention or Joint Invention that, in each case, is: (a) made on or after the Effective Date and prior to expiration or termination of the Option Period in the course of performance of any activity contemplated by the Pre-POC Development Plan or the manufacturing activities conducted by Amgen pursuant to Section 3.4 below, and (b) directed to any Compound, alone or as

*** Confidential Treatment Requested

incorporated into a Product, or any Product (excluding any active ingredient that is not a Compound), or any Excluded Antibody, or the manufacture, use or formulation of any Compound, Product or Excluded Antibody.  For clarity, Option Period Inventions exclude: (i) any invention made or developed by Amgen independently of the Pre-POC Development Plan and without using Confidential Information of Xencor; and (ii) any Amgen Invention or Joint Invention directed to the manufacture or production of subject matter other than Compounds, Products and Excluded Antibodies, and not specifically directed to Compounds, Products and/or Excluded Antibodies.

1.62                        “Orphan Indication” means, on a country-by-country basis, an indication for which a Product has been granted orphan drug exclusivity under Section 527 of the FD&C Act, or has been granted a corresponding exclusivity under the Applicable Laws of another Major Market.

1.63                        “Other Indication” means any indication other than Lupus, RA or an Orphan Indication.

1.64                        “Patent(s)” means any provisional and non-provisional patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals and the like with respect to any of the foregoing.

1.65                        “Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

1.66                        “Phase 1 Trial” means a clinical trial that meets the requirements of 21 CFR § 312.21(a) (or its successor regulation), including any such clinical trial in any country outside the United States.

1.67                        “Phase 1a Trial” means a Phase 1 Trial of a Product meeting the Phase 1a study requirements in Pages 3 and 4 of the Pre-POC Development Plan attached hereto or otherwise agreed to by the Parties in writing.

1.68                        “Phase 1b Trial” means a Phase 1 Trial of a Product meeting the Phase 1b study requirements in Pages 5 and 6 of the Pre-POC Development Plan attached hereto or otherwise agreed to by the Parties in writing.

1.69                       “Phase 2 POC Trial” means a clinical trial of a Product that meets (a) the requirements of 21 CFR § 312.21(b) (or its successor regulation), including any such clinical trial in any country outside the United States and (b) the study requirements in Page 9 of the Pre-POC Development Plan attached hereto or otherwise agreed to by the Parties in writing.

1.70                        “Phase 3 Trial” means a clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation), including, any such clinical trial in any country outside the United States and that is intended to be of a size and power sufficient to serve as a pivotal trial for the approval of a BLA for the indication studied.

1.71                        “Pre-POC Development Plan” has the meaning provided in Section 3.1.

1.72                        “Pre-POC Milestone” has the meaning provided in Section 6.4.

1.73                        “POC Trial Report” means the final study report from the Phase 2 POC Trial by the trial investigators, including completed case report forms for all patients who participated in the Phase 2 POC Trial.  For purposes of this definition, the study report shall be deemed

“final” at such time as such report is in the form that will be filed with the FDA and Xencor has no further comments to such report and accepts such report as final.

1.74                        “Post-Exercise Development Budget” has the meaning provided in Section 3.8(a).

1.75                        “Post-Exercise Development Plan” has the meaning provided in Section 3.8(a).

1.76                        “Post-POC Milestone” has the meaning provided in Section 6.5.

1.77                        “Product” means any pharmaceutical product containing any Compound, alone or in combination with one or more other active pharmaceutical ingredients, in any dosage form or formulation.

1.78                        “RA” means rheumatoid arthritis.

1.79                        “Regulatory Authority” means the FDA, EMA or a regulatory body with similar regulatory authority in any other jurisdiction within the Territory.

1.80                        “Regulatory Documents” means all regulatory documentation, information and submissions relating to Compound or Products, including all Regulatory Filings and correspondence with Regulatory Authorities with respect to Compound or Products.

1.81                        “Regulatory Filing” means all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority in a country necessary for the Development, manufacture and/or commercialization of a pharmaceutical product in the Territory, including any INDs, BLAs, Marketing Approval Applications and Marketing Approvals.

1.82                        “Restricted Antibody” means any Antibody that Binds to […***…] and has an Affinity Constant of Binding to […***…] that is […***…] higher than the Affinity Constant of Binding of […***…] to […***…].

1.83                        “Royalty Term” has the meaning provided in Section 6.7(d).

1.84                        “Second Option Exercise Fee” has the meaning provided in Section 6.2(b).

1.85                       “Shared Development Costs” means the sum of: (a) all Development Costs incurred after the Option Exercise Date in accordance with the Post-Exercise Development Plan and the Post-Exercise Development Budget then in effect, not to exceed in any calendar year […***…] of the total Development Costs reflected for such year in the Initial Plan and Budget Forecast for such year (the amount in excess of […***…] of such total Development Costs, the “Excess Development Costs”); and (b) […***…] of the Excess Development Costs.

1.86                        “Significant Pharmaceutical Company” means a company that is engaged in the business of selling pharmaceutical products, whose revenues (on a consolidated basis in the last full fiscal year prior to the closing of any Change of Control) was in excess of $[…***…].  Any affiliate (as defined in Section 1.1, mutatis mutandis) of such company shall be deemed to be a Significant Pharmaceutical Company.

1.87                        “Sublicensee” means a Third Party to whom Amgen has granted a sublicense under the License.  For clarity, the Parties agree that any bona fide Third Party distributor who purchases Products from Amgen or its Affiliates at arm’s length transfer prices for resale outside the United States, Europe and Japan shall not be deemed a Sublicensee under this Agreement so long as such distributor is not granted a sublicense under the License (other than an implied sublicense arising from purchase of Products and rights to Regulatory Documents, Regulatory Filings and related Data).

1.88                        “Term” has the meaning provided in Section 9.1.

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1.89                        “Territory” means the world.

1.90                        “Third Party” means any Person other than Xencor, Amgen and their respective Affiliates.

1.91                        “Valid Claim” means a claim of: (a) an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) within the Xencor Patents, Amgen Patents, or Joint Patents, that has not been held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, and that has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a pending Patent application within the Xencor Patents, Amgen Patents, or Joint Patents that has not been irretrievably cancelled, withdrawn or abandoned; provided, however, that if a claim of a pending patent application within the Xencor Patents, Amgen Patents, or Joint Patents shall not have issued within 7 years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent issues with such claim (from and after which time the same would be deemed a Valid Claim subject to the first sentence of the definition above).

1.92                        “[…***…]” means the […***…] Antibody that Xencor refers to internally as […***…] or […***…], which has […***…] and a […***…], and the […***…].

1.93                        “Xencor Invention” has the meaning provided in Section 8.1(a).

1.94                        “Xencor Know-How” means, to the extent necessary or useful for the manufacturing, Development or commercialization of a Compound, alone or as incorporated into a Product, or a Product (excluding any active ingredient that is not a Compound), all Information and Materials (including Data) that Xencor Controls on the Effective Date or during the Option Period or thereafter to the extent generated by or on behalf of Xencor in the course of activities related to any Compound or Product, but excluding any rights under Patents.  For the avoidance of doubt, Xencor Know-How shall exclude: (a) Information and Materials to the extent pertaining to the composition of matter or formulation of, or any method of making or using, any Antibody (including any Excluded Antibody) that is not a Compound or any product that is not a Product, unless it is Controlled by Xencor and is reasonably necessary to manufacture, Develop or commercialize a Compound or Product; and (b) Information and Materials regarding Xencor’s proprietary XmAb® antibody engineering technologies, including […***…].

1.95                        “Xencor Patents” means Xencor Compound-Specific Patents, Xencor CD19 Patents and/or Xencor Background Patents, as applicable, as each such term is defined below:

(a)                                 “Xencor Compound-Specific Patents” means all Patents that Xencor Controls as of the Effective Date or during the Term that: (i) Claim the composition of matter or formulation of, or any method of making or using, a Compound (including any such composition, formulation or method that constitutes a Xencor Invention), and (ii) do not Claim the composition of matter or formulation of, or any method of making or using, any Antibody that is neither a Compound nor a Restricted Antibody; including all Patents claiming any Xencor Invention that satisfies the requirements set forth in the preceding clauses (i)

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and (ii); but excluding the Joint Patents.  The Xencor Compound-Specific Patents existing on the Effective Date are set forth on Schedule D.

(b)                                 “Xencor CD19 Patents” means all Patents that Xencor Controls as of the Effective Date or during the Term that: (i) Claim only the composition of matter or formulation of, or any method of making or using, a Compound (alone or as incorporated into a Product, or a Product) and one or more other Antibodies that specifically bind to CD19, and (ii) do not Claim an Antibody that does not specifically bind to CD19; but excluding the Xencor Compound-Specific Patents and the Joint Patents.  For the avoidance of doubt, the Xencor CD19 Patents exclude Patents Controlled by Xencor that Claim the composition of matter or formulation of, or any method of making or using, any Antibody that does not specifically bind to CD19.  The Xencor CD19 Patents existing as of the Effective Date are set forth on Schedule E, and notwithstanding the foregoing or anything else in this Agreement, the Patents identified in Schedule E as of the Effective Date shall in any case be deemed Xencor CD19 Patents.

(c)                                  “Xencor Background Patents” means all Patents that Xencor Controls as of the Effective Date or during the Term that:

(i)                                     would, but for the License, be infringed by the manufacture, use sale, offer for sale or importation of a Compound, alone or as incorporated into a Product, or a Product (excluding any active ingredient that is not a Compound), but are neither Xencor Compound-Specific Patents nor Xencor CD19 Patents; or

(ii)                                  are directed to Xencor’s […***…], in each case, solely as and to the extent such technology is incorporated and embodied in XmAb5871 or any other Compound;

but excluding in each of (a), (b) and (c) above, without limitation, Xencor-Controlled Patents to the extent such Patents Claim Xencor’s […***…].  For avoidance of doubt, Xencor Background Patents exclude any and all Xencor Compound-Specific Patents and Xencor CD19 Patents.  The Xencor Background Patents existing as of the Effective Date are set forth on Schedule F.

1.96                        “Xencor Sharing Percentage” has the meaning set forth in Section 3.8(a).

1.97                        “Xencor Technology” means the Xencor Patents and the Xencor Know-How.

1.98                        “Xencor XmAb High ADCC (Antibody Dependent Cell Cytotoxicity) Technology” means Xencor proprietary antibody engineering technology to increase the cytotoxic effector function of an Antibody, including antibody dependent cell cytotoxicity, phagocytosis, and complement dependent cytotoxicity.

1.99                        “Xencor XmAb Xtend Technology” means Xencor proprietary antibody engineering technology to prolong the half-life of an Antibody.

1.100                 […***…].

1.101                 “XmAb5871” means that certain monoclonal anti-CD19 Antibody referred to internally by Xencor as XmAb5871, having the amino acid sequence set forth in Schedule H.

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2.                                      GOVERNANCE

2.1                               Establishment of Development Committee.  Within 30 days following the Effective Date, Xencor and Amgen shall establish a Development Committee (“Development Committee” or “DC”).

2.2                               Role and Responsibilities.  Except as expressly set forth in this Agreement, both during and after the Collaboration Period, the DC’s role shall be primarily informational and advisory.  The DC’s principal responsibility shall be to encourage and facilitate the exchange of Information and Materials, including the disclosure of Data and Inventions as required hereunder, between the Parties with respect to the Development of Compound and Products as contemplated by Article 3.  Without limiting the generality of the foregoing, the DC shall:

(a)                                 During the Collaboration Period, provide a forum for each Party to disclose to the other on an ongoing basis all results, including Data, of Pre-POC Development Plan activities performed by such Party;

(b)                                 Periodically review the Development Plans, and consider and approve modifications thereto, provided that, during any period after the Option Exercise Date when Xencor is not sharing Development Costs pursuant to Section 6.3, Amgen shall have the sole authority to amend the Post-Exercise Development Plan, and the DC shall have no such authority;

(c)                                  Oversee and coordinate the technology transfer activities contemplated by Section 3.4 and, if applicable, Section 3.7;

(d)                                 Throughout its existence, provide a forum for each Party to keep the other Party informed regarding the progress and results of such Party’s Development efforts with respect to Compound and Products;

(e)                                  Provide a forum to allow Amgen prior to Option exercise, and Xencor after Option exercise, (i) to ask the other Party questions regarding, and discuss the progress and results of, the other Party’s Development and regulatory activities, and (ii) to make comments and suggestions to the other Party regarding Product Development and regulatory strategy;

(f)                                   Attempt in good faith to resolve misunderstandings and differences arising between the Parties arising in the course of the activities contemplated by Article 3; and

(g)                                  Perform such other duties as are specifically assigned to the DC in this Agreement or as otherwise agreed in writing by the Parties.

2.3                               Membership.  The DC shall be composed of 3 representatives from each of Amgen and Xencor, each appointed by the Party they represent.  Initial members of the DC will be appointed by each Party within 30 days of the Effective Date.  Either Party may replace its respective DC representatives at any time by written notice to the other Party.  The DC will be chaired by a Xencor representative prior to the Option Exercise Date and an Amgen representative thereafter.  The chairing Party may, from time to time and in its sole discretion, change the representative who serves as the DC chairperson by written notice to the other Party.

2.4                               Meetings.  The DC shall meet at least once each calendar quarter, or more often as otherwise agreed by the Parties.  All DC meetings may be conducted by telephone, video-conference or in person as agreed by the Parties; provided, however, that the DC shall meet in person at least twice each calendar year, unless otherwise agreed.  Unless otherwise agreed by the Parties, all in-person meetings of the DC shall be held on an alternating basis between Xencor’s facilities and Amgen’s facilities.  Each Party shall bear its own personnel and travel costs and expenses relating to DC meetings.  With the consent of the Parties (not to be unreasonably withheld), other representatives of the Parties may attend any DC meeting as non-voting observers.  Each Party will have the right to designate agenda items for DC meetings.  Minutes of each DC meeting will be prepared by the chairperson and distributed to the DC members for review and comment within 20 days after each DC meeting, and subject to agreed changes, will be presented for discussion and approval as the first order of business at the immediately succeeding DC meeting.

2.5                               Decision-Making.  At each DC meeting, at least one member appointed by each Party present in person or by telephone shall constitute a quorum.  Decisions of the DC shall be made by unanimous vote, with each Party having one vote and with at least one representative from each Party participating in all votes.  In the event that the DC fails to reach unanimous agreement with respect to a particular matter that is specified in this Agreement to be approved by the DC, then upon the request of either Party, such matter shall be referred to the Chief Executive Officer of Xencor and a designated representative of Amgen (who shall be a Vice President or higher), who shall attempt in good faith to resolve such matter.  If such individuals are unable to resolve such matter within 45 days of initiating discussions, then, prior to the earlier of the Option Exercise Date or the date of exercise of the Completion Right, the final decision will be made by the Xencor representatives, and after the earlier of the Option Exercise Date or the date of exercise of the Completion Right, the final decision will be made by the Amgen representatives; provided, in each case, that: (a) the Party having final decision-making authority shall give good faith consideration to, and take into account, the other Party’s position; and (b) the DC shall have no right to modify the Core Collaboration Period Development Activities (or to modify the Pre-POC Development Plan such that it does not contain or is inconsistent with the Core Collaboration Period Development Activities), or to designate or modify any activities to be undertaken by either Party or any Development resources to be provided by either Party, except, in each case, as expressly agreed by the Parties in writing or as expressly permitted in the exercise of the Completion Right.

2.6                               Termination.  The DC, and the provisions of this Article 0 shall be in effect during any periods in which Development activities hereunder with respect to Compounds or Products are being conducted, provided that if the Co-Funding Arrangement is not in effect, the DC shall terminate upon the earliest to occur of: (i) filing of a BLA for a Product in each of the U.S., a Major EU Market, and Japan; and (ii) termination of the DC by Amgen pursuant to Section 10.6.

2.7                              Scope of Governance.  The DC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree.  The DC shall not have the power to amend or modify this Agreement, and no decision of the DC shall be made in contravention of any terms or conditions of this Agreement.

2.8                               Alliance Managers.  Within […***…] following the Effective Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties (including coordinating the transfer of Data or other Information and

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Materials as required under this Agreement) and to act as a liaison between the Parties.  Each Party may replace its Alliance Manager at any time upon notice to the other Party.

3.                                      DEVELOPMENT AND COMMERCIALIZATION

3.1                               Pre-POC Development Plan.  The activities to be performed during the Collaboration Period, and an estimated timeline for such activities, are set forth in the Development plan attached to this Agreement as Schedule I (“Pre-POC Development Plan”).  The DC shall review the Pre-POC Development Plan from time to time, and in no event less often than once each calendar half-year during the Collaboration Period.

3.2                               Development During the Collaboration Period.

(a)                                 Subject to Section 3.3, during the Collaboration Period: (i) Xencor shall conduct and complete in a reasonably diligent manner the Core Development Plan Activities and any other Development activities assigned to it in the Pre-POC Development Plan, and such other ancillary Development activities as are reasonably necessary for completion of the Core Development Plan Activities; (ii) for each biomarker specifically identified as a non-Xencor assay in the Pre-POC Development Plan for which Amgen has developed an assay as of the Effective Date (each, an “Existing Assay”), Xencor’s obligation to conduct such assay is conditioned upon Amgen disclosing or transferring (as applicable) to Xencor such Amgen-Controlled Information and Materials (other than commercially-available materials) for such Existing Assay, and providing to Xencor such reasonable consulting support, as, in each case, is reasonably necessary for Xencor to perform such Existing Assay in the completion of the Core Development Plan Activities; and (iii) for each biomarker specifically identified as a non-Xencor assay in the Pre-POC Development Plan for which Amgen has not developed an assay as of the Effective Date, Xencor’s obligation to conduct such assay is conditioned upon Amgen developing such assay (each, an “Additional Assay”), disclosing or transferring (as applicable) to Xencor such Amgen-Controlled Information and Materials (other than commercially-available materials) for such Additional Assay, and providing to Xencor such reasonable consulting support, as, in each case, is reasonably necessary for Xencor to perform such Additional Assay in the completion of the Core Development Plan Activities.  Notwithstanding the foregoing, Xencor shall have no obligation to perform any biomarker assay not specifically identified in the Pre-POC Development Plan.  During the Collaboration Period, each Party shall use reasonably diligent efforts to conduct, at its expense, and to complete in an expeditious manner, those Development activities assigned to it in the Pre-POC Development Plan.  Each Party shall conduct such Development activities hereunder in accordance with the Pre-POC Development Plan, and each Party shall conduct all Development activities hereunder in compliance with all Applicable Laws and in accordance with good scientific and clinical practices (including all record keeping requirements).  Each Party shall provide the DC with a written progress report at least […***…] before each regularly-scheduled quarterly DC meeting summarizing the Pre-POC Development Plan activities conducted by such Party during such calendar quarter, together with a reasonable summary of the results of such activities and the anticipated completion schedule for the remaining activities under the Pre-POC Development Plan.  Notwithstanding the foregoing, Xencor will perform the Pre-POC Development Plan only in those countries listed in Schedule N, unless

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otherwise agreed in writing by Amgen or, subject to Amgen’s prior written consent (not to be unreasonably withheld), in […***…].

(b)                                 If Xencor determines in good faith that there may be a delay in the initiation or progress of a clinical trial under the Pre-POC Development Plan due to circumstances beyond Xencor’s reasonable control (such as FDA comments to the IND, requests for additional data or other regulatory action, or in light of unexpected scientific, technical or clinical developments), Xencor shall promptly notify Amgen thereof in writing and disclose to Amgen all relevant material information in Xencor’s or any of Xencor’s Affiliates’ possession or control with respect thereto, and, at Amgen’s request, the DC shall promptly convene to discuss the matter.  In addition, if Xencor determines in good faith that continuation of a clinical trial under the Pre-POC Development Plan poses an unacceptable medical risk to trial participants, Xencor shall have the right to suspend or terminate such trial and shall promptly notify Amgen thereof in writing and disclose to Amgen all relevant material information in Xencor’s possession or control with respect thereto, and, at Amgen’s request, the DC shall promptly convene to discuss the matter.  Xencor shall have the right to suspend or terminate a clinical trial under the Pre-POC Development Plan if required to do so by Applicable Law or any Regulatory Authority.  Xencor shall promptly notify Amgen thereof in writing and disclose to Amgen all relevant material information in Xencor’s possession or control with respect thereto.

(c)                                  In the event Amgen, in its discretion, either (1) exercises the Completion Option in accordance with Section 3.3, or (2) exercises the Option prior to completion of all Core Collaboration Period Development Activities, then, in each case, Amgen shall have the right to credit the Development Costs incurred by Amgen in performing the Core Collaboration Period Development Activities for which Xencor was responsible that were not completed by Xencor prior to exercise of the Completion Right or the Option, as applicable (“Incomplete Pre-POC Activities”), against future payments under Article 6; provided, however, that:

(i)                                     Development Costs of Incomplete Pre-POC Activities shall exclude costs incurred by Amgen in performing Pre-POC Development Plan activities for which Amgen is responsible, as specified in the Pre-POC Development Plan (as it existed at the time of the exercise of the Completion Right or the Option, as applicable) or as mutually agreed by the Parties in writing; and

(ii)                                  the total Development Costs of Incomplete Pre-POC Activities creditable by Amgen against future payments under Article 6 shall in no event exceed the aggregate estimated costs for the Incomplete Pre-POC Activities reflected in Schedule O.

3.3                               Core Development Activity Completion Right.  Notwithstanding Sections 3.2(a) and 3.2(b):

(a)                                 if Xencor does not complete the Core Collaboration Period Development Activities and deliver the Option Data Package by the […***…] anniversary of the Effective Date, provided that Amgen exercises the Completion Option in such event within […***…] after such […***…] anniversary;

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(b)                                 if Xencor does not conduct any Development activities with respect to XmAb5871 (or only conducts immaterial Development activities) in any […***…] period during the Collaboration Period for any reason;

(c)                                  if Xencor materially breaches its obligation to perform Core Collaboration Period Development Activities, as determined in accordance with Section 12.2; or

(d)                                 at any time following consummation by Xencor and a Significant Pharmaceutical Company of a Change of Control of Xencor, so long as Amgen provides Xencor at least […***…]’ prior written notice that Amgen intends to exercise the Completion Option;

Amgen shall have the option (the “Completion Option”), exercisable upon written notice to Xencor, to:

(i)                                     in the case of subparagraphs (a), (b) and (c) above, complete the Core Collaboration Period Development Activities (as reflected in the Pre-POC Development Plan at the time of exercise), including completion of the Option Data Package, and such other ancillary Development activities as are reasonably necessary to complete the Core Collaboration Period Development Activities, in each case during the Option Period; provided, however, that Xencor’s obligations with respect to Existing Assays and Additional Assays are subject to the conditions and limitations set forth in Section 3.2(a); or

(ii)                                  in the case of subparagraph (d) above, direct the conduct and completion by Xencor’s CROs and other contractors of the Core Collaboration Period Development Activities (as reflected in the Pre-POC Development Plan at the time of exercise), including completion of the Option Data Package, and such other ancillary Development activities as are reasonably necessary for the completion of the Core Collaboration Period Development Activities, in each case during the Option Period.

Effective upon Amgen’s exercise of the Completion Option as set forth above, the provisions of Schedule M attached hereto shall apply.  For the avoidance of doubt, and notwithstanding any other provision of this Agreement to the contrary, if Amgen exercises the Completion Right in accordance with this Section 3.3, then, unless the Option Exercise Date occurs, (A) Amgen shall have no rights to conduct Development with respect to Compounds or Products except for the rights expressly granted above and in Schedule M, (B) subject to the foregoing, the License shall not be exercisable, and (C) Section 5.1(b) shall continue to apply.

3.4                              Technology Transfer During Collaboration Period.  From time to time during the Collaboration Period, Xencor shall disclose to Amgen such Xencor Know-How (including, but not limited to, Regulatory Filings) as is reasonably necessary for Amgen to perform any Pre-POC Development Plan activity for which Amgen is responsible or that the Parties otherwise mutually agree shall be undertaken by Amgen.  Without limiting the foregoing, it is expressly agreed by the Parties that prior to the Option Exercise Date, Amgen shall have the right to undertake: (i) […***…] as it deems appropriate in preparation for Development activities to be conducted by Amgen after the Option Exercise Date; and (ii) […***…] (A) that Amgen deems appropriate in preparation for Development activities to be conducted by Amgen after the Option Exercise Date and (B) the protocol for which is approved in advance by

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Xencor in writing (and, if Xencor does not agree with a protocol provided by Amgen, then Xencor will provide Amgen with a protocol that it believes appropriate in good faith).  During the Collaboration Period, Xencor shall promptly disclose to Amgen any Xencor Know-How as is reasonably requested by Amgen to conduct activities permitted pursuant to the preceding sentence.  Throughout the Collaboration Period, each Party shall promptly and fully disclose to the other Party in writing all Data and information generated by or on behalf of such Party as a result of conducting any Pre-POC Development Plan activity.  The intent of the Parties under this Section 3.4 and under Article 0 is that both Parties obtain prompt access to all available Data and information made, collected or otherwise generated by or on behalf of either Party before or during the Collaboration Period and have ample opportunity via the DC to consult with each other regarding the same on an ongoing basis during the Option Period.

3.5                               POC Trial Report.  Promptly after the generation by Xencor, or the receipt by Xencor from a contract services organization (as applicable), of the POC Trial Report, Xencor shall deliver the POC Trial Report to Amgen, and, during the […***…] period after such delivery, the DC shall convene one or more times as reasonably requested by Amgen in order to permit Amgen to discuss the results of the Phase 2 POC Trial with Xencor personnel.

3.6                               Amgen Option.  Amgen shall have the right (the “Option”), exercisable at any time during the Option Period to remove the negative covenant in Section 5.1(b) so that the License is exercisable and take over from Xencor all further research, Development and commercialization activities with respect to the Compounds and Products by so notifying Xencor in writing (the “Option Exercise Notice”) and paying the Initial Option Exercise Fee to Xencor, in each case, prior to the end of the Option Period.  In connection with the foregoing, unless Amgen exercises the Option prior to the completion of the Core Collaboration Period Development Activities, as promptly as possible following the completion of the Core Collaboration Period Development Activities, Xencor shall prepare and deliver to Amgen the Option Data Package.  Without limiting the foregoing, Xencor shall prepare and deliver to Amgen the POC Trial Report within […***…] after data lock of the Phase 2 POC Trial, to the extent it is within Xencor’s reasonable control to complete such POC Trial Report within such […***…] period.

3.7                               Technology Transfer and Transition After Option Exercise.

(a)                                 Upon request by Amgen following the Option Exercise Date, Xencor shall, at Xencor’s expense, promptly transfer to Amgen, as soon as reasonably practicable and in any event within […***…] after Amgen’s request, all Xencor Know-How that is available in written, graphic, electronic or other tangible form (or true and complete copies thereof), that is reasonably necessary or useful for Amgen to exercise its rights and perform its obligations under this Agreement with respect to Compound and Products, including, to the extent Controlled by Xencor and not previously provided to Amgen, all Data, all Regulatory Documents, all Information and Materials, all protocols, procedures, investigator reports, statistical analysis, expert opinions and reports, safety and other electronic databases, manufacturing batch records, analytical results, and other items within the Xencor Know-How.  Xencor shall provide the foregoing Data and other information in electronic form to the extent the same exists in electronic form.

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(b)                                 Without limiting Section 3.7(a) above, promptly following the Option Exercise Date, Xencor shall transfer to Amgen at no additional cost to Amgen responsibility for the further manufacture and supply of Compound and Product.  Such transfer shall include delivering or otherwise providing to Amgen such Xencor Know-How as is reasonably necessary or useful to manufacture the Compound and Products as the same were manufactured by or on behalf of Xencor prior to the Option Exercise Date.  Without limiting the foregoing, Xencor and Amgen shall develop and reasonably agree upon a detailed plan for the transfer to Amgen of the manufacture and supply of the Compound and Products, including a schedule of items to be transferred and a reasonable time period by the end of which such transfer is to be completed (not to exceed […***…] following the Option Exercise Date).  To the extent requested by Amgen, Xencor shall promptly provide Amgen with existing quantities of usable Compound and finished Products, and Amgen shall reimburse Xencor for the reasonable out-of pocket costs incurred by Xencor to produce those quantities of Compound and Product so transferred to Amgen within […***…] after receipt of invoice from Xencor.

(c)                                  During the […***…] period after the Option Exercise Date, Xencor shall cooperate with and reasonably assist Amgen in establishing direct arrangements with Third Party contractors of Xencor as of the Option Exercise Date that provide services related to the formulation, manufacture, Development or commercialization of the Compound or Products on behalf of Xencor.  If Xencor’s agreement with any such Third Party contractor relates solely to Compound or Products (but not to any other compound, product, technology or service) and permits assignment of the agreement to Amgen (without imposing any additional obligation on Xencor), then, at Amgen’s written request made during the […***…] […***…] after the Option Exercise Date, Xencor shall assign such agreement to Amgen, and Amgen shall expressly assume in writing Xencor’s future obligations thereunder.  In the event Xencor does not have the right to assign any such agreement to Amgen (without imposing any additional obligations on Xencor), or if any such agreement relates to subject matter other than Compound and Products, then, at Amgen’s written request made during the […***…] period after the Option Exercise Date, Xencor shall use Commercially Reasonable Efforts to make available to Amgen, as requested by Amgen, the benefits of such agreements for up to […***…] after the Option Exercise Date; provided that Amgen shall be responsible for payment of all amounts due under any such agreement in connection with the services or materials requested by Amgen thereunder.

(d)                                 Within […***…] of the Option Exercise Date, Xencor shall (i) provide Amgen, at no charge, with copies of all documents (including file histories and then current dockets) relevant to the Xencor Compound-Specific Patents, including any communications, filings and drafts as well as written notice of any pending deadlines or communications, and (ii) execute and deliver any legal papers reasonably requested by Amgen to enable Amgen to file, prosecute, maintain and enforce the Xencor Compound-Specific Patents as expressly permitted by Article 8.

(e)                                  During the […***…] period after the Option Exercise Date and completion of the technology transfer described in Sections 3.7(a) and 3.7(b) (the “Development Support Period”), at Amgen’s request, Xencor shall provide reasonable technical

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assistance to Amgen in the practice of the Xencor Know-How transferred to Amgen pursuant to this Section 3.7 to Develop, formulate and manufacture Compound and Products, in each case as practiced by or on behalf of Xencor (the “Development Support”).  The Development Support shall include making its personnel who are knowledgeable of the Compound and Product, its properties, manufacture and Development, reasonably available to Amgen for scientific and technical explanations, advice and on-site support, as may reasonably be required by Amgen, relating to the Development, manufacture and/or registration of the Compound and Products.  Amgen shall reimburse Xencor for the time spent in excess of […***…] by Xencor personnel providing Development Support requested by Amgen at the rate of $[…***…] per person-hour (the “Development Support Rate”).  Amgen shall reimburse Xencor for the reasonable out-of-pocket expenses incurred by Xencor in providing the Development Support requested by Amgen, provided that Amgen shall not be obligated to reimburse travel expenses of Xencor personnel except to the extent Amgen has approved such travel.  In no event shall Xencor be obligated to provide more than an aggregate of […***…] person-hours of technical assistance pursuant to this Section 3.7(e), or to provide technical assistance pursuant to this Section 3.7(e) after the Development Support Period, except, in each case, upon mutual written agreement of the Parties.  Notwithstanding the foregoing, if at any time Amgen reasonably requires access to any Xencor Know-How (for example, access to original patient report forms, batch records or the like), Xencor agrees to use commercially reasonable efforts to cooperate with Amgen in effectuating such access even after the expiration of the Development Support Period or following the fulfillment of Xencor’s maximum aggregate hours of the technical assistance described in the preceding sentence; provided that Amgen reimburses Xencor for any out-of-pocket costs incurred by Xencor for such assistance and for any internal personnel time of Xencor at the Development Support Rate.  For clarity, amounts paid by Xencor to non-employee consultants in providing assistance under this Section 3.7(e) shall be deemed out-of-pocket costs.

(f)                                   Amgen acknowledges that Xencor’s ability to achieve expeditiously and effectively the transfer of items, information and responsibilities, and to provide the assistance, described above in this Section 3.7 will require the cooperation and close coordination of Amgen, including the availability of appropriately qualified personnel and suitable facilities on a timely basis.  Xencor shall not be responsible for any delay or failure to perform such transfer, or to provide such assistance, to the extent such delay or failure results from Amgen’s failure to provide such cooperation and coordination.

3.8                               Development After Option Exercise.

(a)                                 Post-Exercise Development Plan and Budget.  Within […***…] after the Option Exercise Date, Amgen shall provide to Xencor a reasonably detailed written Development plan for all Development activities with respect to Compounds and Products that Amgen in good faith proposes to conduct, or have conducted, in the Field in the Territory for the remainder of the then-current calendar year and the two subsequent calendar years (the “Post-Exercise Development Plan”).  The Post-Exercise Development Plan shall also include a budget of projected Development Costs of Post-Exercise Development Plan activities for each such calendar year (the “Post-Exercise Development Budget”).  The Post-Exercise

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Development Budget, and each annual update thereto pursuant to Section 6.3, will constitute Amgen’s reasonable estimate, as of the date such budget or update is delivered to Xencor, of the actual direct and indirect costs of performance of the Post-Exercise Development Plan (including reasonable provision for contingencies) and will have been prepared in good faith and accordance with fair and reasonable cost accounting practices.  Xencor shall have […***…] after receipt of the Post-Exercise Development Plan and Post-Exercise Development Budget in which to notify Amgen whether or not Xencor elects to share Development Costs under the Post-Exercise Development Plan in accordance with Section 6.3 (the “Cost Sharing Election Notice”).  If Xencor indicates in its Cost Sharing Election Notice that it does not wish to share any such Development Costs in accordance with Section 6.3, the Co-Funding Arrangement shall be deemed terminated as of the Option Exercise Date and Xencor will not have any right thereafter to reinstate the Co-Funding Arrangement.  If Xencor elects to share such Development Costs in accordance with Section 6.3, the Cost Sharing Election Notice shall also specify whether Xencor elects to share […***…]%,[…***…]% or […***…]% (the “Xencor Sharing Percentage”) of Shared Development Costs.  The Xencor Sharing Percentage specified in the Cost Sharing Election Notice shall apply from the Option Exercise Date until the end of the first full calendar year after the Option Exercise Date.  Xencor agrees and acknowledges that Xencor’s failure to provide any such notice within such period shall be deemed to constitute Xencor’s election to share […***…]% of Shared Development Costs.

(b)                                 Conduct of Post-Exercise Development Plan.  From and after the Option Exercise Date, Amgen shall have the right to control, and as between the Parties shall be solely responsible (subject to the Co-Funding Arrangement) for the costs associated with, the Development and registration of Compound and Products in the Field in the Territory.  Regardless of whether or not Xencor elects to share Development Costs pursuant to this Section 3.8 and Section 6.3, Amgen shall use Commercially Reasonable Efforts to conduct and to complete the Post-Exercise Development Plan, as in effect from time to time.  Amgen shall conduct such activities in accordance with the Post-Exercise Development Plan, in compliance with all Applicable Laws and in accordance with good scientific and clinical practices (including all record keeping requirements).  In addition to the Development Cost reports due pursuant to Section 6.3 (if applicable), Amgen shall provide the DC with a written progress report at least […***…] before each regularly-scheduled quarterly DC meeting summarizing the Post-Exercise Development Plan activities conducted by or on behalf of Amgen during such calendar quarter, together with a reasonable summary of the results of such activities and the anticipated completion schedule for the remaining activities under the then-current Post-Exercise Development Plan.

3.9                               Development; Commercialization.  Subject to the terms and conditions of this Agreement from and after such time as Amgen exercises the Option, Amgen shall have the right to control, and as between the Parties shall be solely responsible (subject to the Co-Funding Arrangement) for the costs associated with, the Development, commercialization, manufacturing, distribution, marketing, promotion and other exploitation of Compounds and Products in the Field in the Territory.  Without limiting the generality of the foregoing, except as expressly set forth in Section 3.7, Amgen shall

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be responsible for the worldwide supply of all Compound and Products necessary for the foregoing activities.

4.                                      REGULATORY MATTERS

4.1                               During Collaboration Period.  Prior to the Option Exercise Date, Xencor shall own and be responsible, at its expense, for filing, obtaining and maintaining all Regulatory Filings for the Compound and Products during the Collaboration Period; and all such Regulatory Filings shall be held in the name of Xencor.  Throughout the Collaboration Period, Xencor shall keep Amgen regularly informed via the DC regarding interactions with Regulatory Authorities relating to Compound and Products, including promptly disclosing copies of material communications between Xencor and any Regulatory Authority regarding Compound or Products (including summaries of any such oral communications) and Regulatory Filings, and Xencor agrees to consider in good faith Amgen’s reasonable comments and suggestions regarding regulatory matters with respect to Compound and Products.  However, Xencor shall have the sole right to control all communications and interactions with, and all submissions to, Regulatory Authorities relating to Compound and Products during the Collaboration Period.

4.2                               Subsequent to Option Exercise Date.  Subsequent to the Option Exercise Date, Amgen shall have the right to own and control the filing, obtaining and maintaining of all Regulatory Filings for the Compound and each Product in the Territory; and unless otherwise agreed, all such approvals shall be held in the name of Amgen or its designee.  Following the Option Exercise Date, Xencor shall not initiate, with respect to the Compound or any Product, any meetings or contact with Regulatory Authorities without Amgen’s prior written consent, except as necessary to comply with Applicable Law (e.g., prior to completion of transfer of Regulatory Submissions into Amgen’s name).  To the extent Xencor receives any written or oral communication from any Regulatory Authority relating to a Product, Xencor shall promptly notify Amgen and provide Amgen with a copy of any written communication received by Xencor or, if applicable, complete and accurate minutes of such oral communication.  Xencor will provide reasonable cooperation and assistance to Amgen in the event that Amgen must respond to questions from Regulatory Authorities in the Territory concerning Development activities conducted by or on behalf of Xencor with the Compound or Product, or in the event that any Regulatory Authority requests or requires access to relevant sites of Xencor or its contractors in connection with any audit or inspection relating to the Development or manufacture of Compound or Product, provided that Amgen shall compensate Xencor for the time devoted by Xencor personnel to providing such cooperation and assistance at the Development Support Rate and shall reimburse Xencor for out-of-pocket costs incurred in connection therewith.

4.3                               Assignment of Regulatory Filings and Marketing Approvals.  Within […***…] of the Option Exercise Date, Xencor shall, at Xencor’s expense, assign and cause to be assigned to Amgen all Regulatory Filings for the Compound and each Product in the Territory.  Effective upon such assignment, Amgen agrees to, and hereby does, accept all responsibilities with respect to such Regulatory Filings.  Prior to such assignment and transfer, Xencor shall maintain such Regulatory Filings at its expense and shall take all reasonable actions to make available to Amgen and/or its designee the benefits of such Regulatory Filings, to the extent required by Amgen in connection with its activities under this Agreement.

4.4                               Inspections.  After the Option Exercise Date, if required or requested by a Regulatory Authority, or if Amgen otherwise reasonably requires access in connection with

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preparing Regulatory Filings or interacting with Regulatory Authorities with respect to Compounds and Products, Xencor shall permit Amgen and its representatives (and those of any Regulatory Authority and/or Third Party that Amgen reasonably requests) during normal business hours and upon reasonable advance notice, to enter the relevant sites of Xencor and its contractors who were involved in the generation of any Xencor Know-How or the Development or manufacture or handling of a Compound or any Product, including clinical trial sites and, if applicable, manufacturing sites, to inspect and verify such Xencor Know-How and the activities related to the Compound and/or Product, including compliance with Applicable Law.  Xencor shall provide reasonable assistance for such inspection, provided that Amgen shall compensate Xencor for the time devoted by Xencor personnel to providing such assistance at the Development Support Rate and shall reimburse Xencor for out-of-pocket costs incurred in connection therewith.  Xencor shall use commercially reasonable efforts to secure for Amgen the rights set forth in this Section 4.4 from Xencor’s trial sites and other contractors with respect to the Compound and/or any Product (but Xencor shall not be required to make any payments in order to secure such rights) and shall, at a minimum, obtain for itself reasonable and customary rights to inspect such trial sites and contractors for such purposes.  If Xencor is unable to obtain the right for Amgen to conduct such inspections, then Xencor shall exercise its right to inspect the relevant sites of such trial sites and contractors at the request and expense of Amgen and provide a copy of any resulting inspection report to Amgen at the same time it is sent to Xencor.

4.5                               Clinical Safety Reporting; Pharmacovigilance.  Prior to the Option Exercise Date, as between the Parties, Xencor shall be responsible for the timely reporting of all adverse drug events and safety data relating to the Compound and Products and similar matters to the appropriate Regulatory Authorities.  Subsequent to the Option Exercise Date, as between the Parties, Amgen shall be responsible for the reporting of all new adverse drug events in compliance with the required timeframes in the Territory and safety data that arise or occur with respect to activities conducted by Amgen after such Option Exercise Date.  Amgen shall also be responsible for the reporting of all new information related to previously reported adverse drug events by Xencor that are have not been resolved prior to the Option Exercise Date, other than such reporting required to be undertaken by Xencor under Applicable Law.  In connection with the foregoing, upon request by either Party on or after the Option Exercise Date, the Parties shall promptly enter into a reasonable pharmacovigilance agreement concerning such operating procedures and related obligations to enable each Party to comply with Applicable Laws regarding adverse event and safety reporting.

4.6                               Clinical Trial Register.  Notwithstanding anything in this Agreement to the contrary, including Article 7, after the Option Exercise Date, Amgen shall have the right to disclose on publicly-accessible clinical trial registries the results or summaries of the results of all clinical trials for the Compound and Products conducted by either Party in the Territory pursuant to this Agreement.

4.7                               Global Safety Database.  Prior to the Option Exercise Date, Xencor shall maintain the global safety database with respect to Products for the Territory.  Following the Option Exercise Date, and the transfer to Amgen of such safety database under Section 3.7 above, Amgen or its designee shall maintain the global safety database with respect to the Product for the Territory.

5.                                      GRANT AND EXERCISE OF OPTION AND LICENSE

5.1                               License and Option.

(a)                                 Subject to the terms and conditions of this Agreement, Xencor hereby grants to Amgen an exclusive, royalty-bearing license, with the right to sublicense through multiple tiers, under the Xencor Technology and Xencor’s interest in the Joint Patents, to Develop, make, have made, use, sell, have sold, offer for sale and import the Compound and Products in the Field in the Territory (the “License”), which License shall be in effect during the Term but shall be exercisable only in the event that Amgen provides the Option Exercise Notice and pays Xencor the Initial Option Exercise Fee.  The License shall be exclusive even as to Xencor, except that Xencor retains the right during the Collaboration Period to conduct Development activities of the Compound and Product (other than those activities expressly allocated to Amgen) in accordance with the Pre-POC Development Plan under Section 3.2.

(b)                                 Notwithstanding the foregoing, except as expressly permitted pursuant to Section 3.3 and Schedule M, Amgen hereby covenants and agrees that prior to the Option Exercise Date: (i) Amgen shall not exercise or practice any license rights granted to Amgen under this Section 5.1 or any other rights that become effective after the Option Exercise Date under this Agreement and (ii) Amgen shall not, directly or indirectly (including through any Affiliate or Third Party), Develop, make, have made, use, sell, have sold, offer for sale or import Compound or Products, except to the extent (if any) necessary to perform Pre-POC Development Plan activities allocated to Amgen under the Pre-POC Development Plan or that are authorized under Section 3.3 above.

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, the License does not include the right to use the Xencor XmAb High ADCC (Antibody Dependent Cell Cytotoxicity) Technology to increase the cytotoxic effect or function of a Compound.

5.2                               Option Exercise.  Amgen may exercise the Option at any time during the Option Period as set forth in Section 3.6.

5.3                               Effect of Expiration or Termination of Option Period.  If the Option Period expires or terminates without Amgen having exercised the Option in accordance with Section 3.6, or if the Option Exercise Date occurs but Amgen fails to make timely payment of the Second Option Exercise Fee within […***…] after written notice by Xencor describing such failure, then, in each case, effective automatically upon such expiration or termination of the Option Period or the expiration of such […***…] notice period (unless Amgen makes such payment within such […***…] period), as applicable, and without any further action on the part of either Party, subject to Section 9.2: (a) the Option shall terminate and be of no further force or effect; (b) the License shall be deemed null and void ab initio; (c) Xencor shall have no further obligation to Amgen with respect to Compound or Products and Amgen shall have no further obligation to Xencor (except, in each case, for those obligations expressly stated to survive under Sections 9.7 and 9.9 below); and (d) this Agreement will terminate in accordance with Section 9.2, subject to all applicable provisions of Article 9.

5.4                               Sublicenses.  Amgen may grant and authorize sublicenses under the License; provided that such sublicenses shall be subordinate to the terms and conditions of this Agreement, and that Amgen shall remain responsible to Xencor for any payments due

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hereunder with respect to activities of any Sublicensee and for the compliance of its Sublicensees with this Agreement.  Prior to the Option Exercise Date, Amgen shall not grant any sublicenses under the License.

5.5                               Restrictions.  During the Term, Amgen (and, subject to Section 13.8, its Affiliates): (a) shall not make, use, sell, offer for sale, import, Develop or commercialize any Restricted Antibody; and (b) shall not license or authorize, under any Amgen Patent or Joint Patent, any Third Party to, make, use, sell, offer for sale, import, Develop or commercialize any Restricted Antibody; except, in each case, for activities with respect to Compounds hereunder.  During the Term, Xencor (and, subject to Section 13.8, its Affiliates) shall not, and shall not license or authorize any Third Party to, make, use, sell, offer for sale, import, Develop or commercialize any Restricted Antibody, except, in each case, for its activities with respect to Compounds hereunder.

5.6                               No Other Rights.  Except for the rights and licenses expressly granted in this Agreement, Xencor retains all rights under its intellectual property, and no additional rights shall be deemed granted to Amgen by implication, estoppel or otherwise.  Without limiting the generality of the foregoing, in no event shall Amgen as a result of this Agreement have any right or license to develop, make, have made, use, sell, have sold, offer for sale or import any compound (including any Excluded Antibody) that is not a Compound.  For clarity, Xencor retains the right at all times during the Term to practice the Xencor Patents and Xencor Know-How for all purposes, except, from the Option Exercise Date and thereafter during the Term, to Develop, make, have made, use, sell, have sold, offer for sale or import the Compound and Products in the Field in the Territory.

6.                                      PAYMENTS; BOOKS AND RECORDS

6.1                               Upfront Fee.  Amgen shall pay to Xencor a non-refundable, non-creditable upfront fee in the amount of $11,000,000 within […***…] of the Effective Date in accordance with the payment provisions of Section 6.10.

6.2                               Option Exercise Fee.  In connection with its exercise of the Option, Amgen shall pay to Xencor a non-refundable, non-creditable Option exercise fee of […***…], which shall be payable as follows:

(a)                                 […***…] (the “Initial Option Exercise Fee”) together with the Option Exercise Notice.  For clarity, Amgen’s exercise of the Option shall not become effective unless and until the Initial Option Exercise Fee is paid; and

(b)                                 […***…] (the “Second Option Exercise Fee”) before the later of (1) that date which is […***…] after the Option Exercise Date, and (2) […***…] beginning after the Option Exercise Date.

6.3                               Development Co-Funding.  If Amgen exercises the Option, then, unless Xencor notifies Amgen within […***…] after receipt of the Post-Exercise Development Plan and Post-Exercise Development Budget pursuant to Section 3.8(a) that Xencor elects not to share Development Costs under the Post-Exercise Development Plan (in which case Xencor shall have no obligation to reimburse any Development Costs under this Section 6.3), Xencor shall be responsible for the applicable Xencor Sharing Percentage of Shared Development Costs as set forth in this Section 6.3 (“Co-Funding Arrangement”).  It is understood that the initial Xencor Sharing Percentage shall be elected by Xencor in accordance with Section 3.8(a) above.

(a)                                 No later than November […***…] of each calendar year after the Option Exercise Date, Amgen shall provide to the DC a […***…] Post-Exercise Development Plan

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and Post-Exercise Development Budget covering the next […***…] full calendar years, and the DC shall promptly convene to review and consider such Plan and Budget.  Once approved by the DC, and during the period from delivery of such any Plan or Budget to the DC up to such approval, such Post-Exercise Development Plan and Post-Exercise Development Budget shall be deemed the Post-Exercise Development Plan and the Post-Exercise Development Budget for the periods covered by such Plan and Budget.

(b)                                 Between […***…] of each calendar year after the Option Exercise Date (the “Annual Election Period”), Xencor shall notify Amgen in writing if it elects to change the Xencor Sharing Percentage to either […***…]%,[…***…]% or […***…]% (the “Succeeding Year Percentage Notice”).  The percentage specified in such Succeeding Year Percentage Notice shall be deemed the Xencor Sharing Percentage for the next calendar year beginning after the date of such Succeeding Year Percentage Notice.  If Xencor does not provide such a Succeeding Year Percentage Notice during the Annual Election Period, then Xencor shall be deemed to have delivered a Succeeding Year Percentage Notice as of the end of the Annual Election Period electing to maintain the same Xencor Sharing Percentage as was then currently in effect (i.e., from Xencor’s prior year’s election).  For clarity, it is understood that the Xencor may only elect […***…]%,[…***…]% or […***…]% (and not any other percentage) as the Xencor Sharing Percentage.  The Post-Exercise Development Plan and the Post-Exercise Development Budget in effect for the next calendar year at the time of Xencor’s delivery (or deemed delivery) of the Succeeding Year Percentage Notice is referred to below collectively as the “Initial Plan and Budget Forecast” for such next calendar year.

(c)                                  If Amgen proposes to update the Post-Exercise Development Plan and/or the Post-Exercise Development Budget from time to time (i.e., beyond the annual updates provided in Section 6.3(a) above), it shall provide such updated Plan and Budget to the DC.  The DC shall promptly convene to consider such update, and upon approval by the DC, the updated Plan and/or Budget, respectively, shall be deemed the Post-Exercise Development Plan and Post-Exercise Development Budget, respectively.

(d)                                 Amgen shall calculate Development Costs under the Post-Exercise Development Plan in accordance with GAAP, consistently applied.  Within […***…] after the end of each calendar quarter during the term of the Co-Funding Arrangement, Amgen shall provide to Xencor a statement reflecting the total Development Costs incurred by Amgen during such calendar quarter, and the corresponding Shared Development Costs, which statement shall include a reasonably detailed breakdown of the components of such Development Costs and the Post-Exercise Development Plan activities to which such Development Costs are attributable. Together with the statement for the calendar quarter ending December 31 of each calendar year, Amgen shall provide an invoice for the then-applicable Xencor Sharing Percentage of the Shared Development Costs for such calendar year, subject to Section 6.3(b) above, and Xencor shall pay Amgen the invoiced amount within […***…] from receipt of the invoice as provided in Section 6.10.

(e)                                  Xencor may terminate the Co-Funding Arrangement by so notifying Amgen between […***…] of any calendar year, in which case the Co-Funding Arrangement shall terminate effective as of […***…] of the next

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succeeding calendar year.  Upon any termination by Xencor of the Co-Funding Arrangement under this Section 6.3(e) or Section 3.8(a), Xencor will not have any right thereafter to reinstate the Co-Funding Arrangement.  If Xencor terminates the Co-Funding Arrangement, the royalties payable to Xencor with respect to Annual Net Sales of Products shall be adjusted as specified in Section 6.7(a).

6.4                               Pre-POC Development Milestone Payments.  Upon the first achievement of each of the events set forth below (each, a “Pre-POC Milestone”) by Xencor, Amgen or their Affiliates, or (in the case of Amgen) a Sublicensee, the milestone payment corresponding to such Pre-POC Milestone shall be payable as follows: (a) if the applicable Pre-POC Milestone occurs on or before the earlier of (i) the Option Exercise Date, or (ii) Amgen’s exercise of the Completion Right, Xencor shall notify Amgen in writing of the occurrence of such Pre-POC Milestone Event and deliver a written invoice to Amgen for the corresponding milestone payment amount, and Amgen shall pay such invoice within […***…]; and (b) if the applicable Pre-POC Milestone occurs after the earlier of (i) the Option Exercise Date, or (ii) Amgen’s exercise of the Completion Right, Amgen shall notify Xencor in writing of the occurrence of such Pre-POC Milestone Event and pay the corresponding milestone payment amount to Xencor within […***…] after such occurrence:

PRE-POC CLINICAL DEVELOPMENT MILESTONES

Milestone Event	Milestone Payment
Initiation of the first phase 1b Trial		$2,000,000
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
Maximum Total Pre-POC Clinical Development Milestones		$14,000,000

Each of the Pre-POC Milestone payments shall be non-refundable and, except as expressly set forth in Section 3.2(c), non-creditable.

6.5                               Post-POC Milestone Payments.  Within […***…] after the first achievement of each of the events set forth below (each, a “Post-POC Milestone” and, collectively with the Pre-POC Milestones, the “Milestone(s)”) by Amgen, its Affiliate or Sublicensee, Amgen shall notify Xencor in writing of such occurrence and pay the corresponding Milestone payment amount to Xencor:

POST-POC CLINICAL DEVELOPMENT MILESTONES

Milestone Event	Milestone Payment
[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]

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POST-POC CLINICAL DEVELOPMENT MILESTONES

Milestone Event	Milestone Payment
[…***…]	$	[…***…]	*
Maximum Total Post-POC Clinical Development Milestones		$50,000,000

*  The Milestone payment in the table above for the first […***…] for a Product for an […***…] (i) shall only be triggered if […***…].

MARKETING APPROVAL MILESTONES

Milestone Event	Milestone Payment
[…***…]:
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]:
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]:
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]:
[…***…]	$	[…***…]	**
[…***…]	$	[…***…]	**
[…***…]	$	[…***…]	**
Maximum Total Approval Milestones		$150,000,000

** The Milestone payments in the table above for the […***…] for an […***…] in the specified regions (i) shall be fully […***…], and (ii) are not payable if […***…].

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SALES MILESTONES

[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
[…***…]	$	[…***…]
Maximum Total Sales Milestones		$225,000,000

MAXIMUM TOTAL MILESTONES		$439,000,000

6.6                               Certain Terms Regarding Milestone Payments.  Each Milestone shall be paid only once, regardless of whether the Milestone is achieved again with respect to additional Products or indications.  In addition, each Pre-POC Milestone shall be payable regardless of whether it is achieved by Xencor, Amgen, or any of their respective Affiliates, or, in the case of Amgen, Sublicensees, and each Post-POC Milestone shall be payable regardless of whether it is achieved by Amgen or any of its Affiliates or Sublicensees, subject to Section 3.2(c).

6.7                               Royalty Payments.

(a)                                 Royalty Rates.  Subject to the terms and conditions of this Agreement (including Section 6.8), in further consideration of the rights granted to Amgen under this Agreement, Amgen shall pay to Xencor royalties on worldwide, Annual Net Sales of each Product by Amgen, its Affiliates and Sublicensees:

(i)                                     Subject to Section 6.7(c) below, at the rates set out in Table A below if the Co-Funding Arrangement pursuant to Section 6.3 is in effect; and

(ii)                                  at the rates set out in Table B below if the Co-Funding Arrangement has been terminated.

Notwithstanding the foregoing, in the event the Co-Funding Arrangement is in effect during the performance of a portion of the Post-Exercise Development Plan but is subsequently terminated, Amgen shall pay to Xencor royalties on Net Sales of Products (x) at the rates set out in Table A below (as adjusted pursuant to Section 6.7(c)) until such time as the difference between the cumulative royalties paid under this Section 6.7 for all Products and the cumulative royalties for Net Sales of such Products that would have been payable under Table B below equals the aggregate amount paid by Xencor to Amgen for Development Costs pursuant to the Co-Funding Arrangement under Section 6.3, and (y) at the rates set out in Table B following the period described in (x).

TABLE A — CO-FUNDING ROYALTY RATES

Annual Net Sales of Product	Royalty Rate
[…***…]	[…***…]	%

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[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%

TABLE B — BASE ROYALTY RATES

Annual Net Sales of Product	Royalty Rate
[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%

(b)                                 Royalty Floors.  Notwithstanding Section 6.7(a):

(i)                                     In any calendar year in which Table A is applicable for the full calendar year and total aggregate Annual Net Sales of a Product exceed $[…***…], if the total amount payable pursuant to Section 6.7(a) for such calendar year is less than (A) […***…]%, if the Xencor Sharing Percentage is […***…]% for such calendar year and Xencor has reimbursed […***…]% of total Shared Development Costs for all prior periods, or (B) […***…]% in all other cases, of the Annual Net Sales of such Product in such calendar year (such percentage, in each case, the “Table A Floor Percentage”), then Amgen shall pay Xencor an additional amount (payable together with the last payment of royalties paid pursuant to Section 6.7(a) for such calendar year) such that total royalties payable for such Product for such calendar year equals the Table A Floor Percentage of the Annual Net Sales of such Product in such calendar year, unless the total royalties paid pursuant to Section 6.7(a) for such calendar year exceed the Table A Floor Percentage of the Annual Net Sales of such Product in such calendar year.  For example, if the Table A Floor Percentage for a calendar year is […***…]% and Annual Net Sales of a Product for such calendar year are $[…***…], then royalties payable pursuant to Section 6.7(a) would be $[…***…]: (($[…***…] * […***…]%) + ($[…***…] * […***…]%)).  But since $[…***…] is less than $[…***…] ($[…***…] * […***…]%), Amgen would pay Xencor an additional $[…***…] pursuant to this Section 6.7(b)(i).

(ii)                                  In any calendar year in which Table B is applicable and total aggregate Annual Net Sales of a Product exceed $[…***…] but do not exceed $[…***…], if the total amount payable pursuant to Section 6.7(a) for such calendar year is less than […***…]% of the Annual Net Sales of such Product in such calendar year, then Amgen shall pay Xencor an additional amount (payable together with the last payment of royalties paid pursuant to Section 6.7(a) for such calendar year) such that total

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royalties payable for such Product for such calendar year equals […***…]% of the Annual Net Sales of such Product in such calendar year, unless the total royalties paid pursuant to Section 6.7(a) for such calendar year exceed […***…]% of the Annual Net Sales of such Product in such calendar year.  For example, if Annual Net Sales of a Product for a calendar year are $[…***…], then royalties payable pursuant to Section 6.7(a) would be $[…***…]: (($[…***…] * […***…]%) + ($[…***…] * […***…]%)).  But since $[…***…] is less than $[…***…] ($[…***…] * […***…]%), Amgen would pay Xencor an additional $[…***…] pursuant to this Section 6.7(b)(ii).

(iii)                               In any calendar year in which Table B is applicable and total aggregate Annual Net Sales of a Product exceed $[…***…], if the total amount payable pursuant to Section 6.7(a) for such calendar year is less than […***…]% of the Annual Net Sales of such Product in such calendar year, then Amgen shall pay Xencor an additional amount (payable together with the last payment of royalties paid pursuant to Section 6.7(a) for such calendar year) such that total royalties payable for such Product for such calendar year equals […***…]% of the Annual Net Sales of such Product in such calendar year, unless the total royalties paid pursuant to Section 6.7(a) for such calendar year exceed […***…]% of the Annual Net Sales of such Product in such calendar year.  For example, if Annual Net Sales of a Product for a calendar year are $[…***…], then royalties payable pursuant to Section 6.7(a) would be $[…***…] (($[…***…] * […***…]%) + ($[…***…] * […***…]%) + ($[…***…] * […***…]%) + ($[…***…] * […***…]%)).  But since $[…***…] is less than $[…***…] ($[…***…] * […***…]%), Amgen would pay Xencor an additional $[…***…] pursuant to this Section 6.7(b)(iii).

(c)                                  Adjusted Royalty Rates.  In the event that Xencor elects a Xencor Sharing Percentage of less than […***…]% for any period pursuant to Section 3.8(a) or 6.3, and/or (without prejudice to other remedies Amgen may have), Xencor does not reimburse […***…]% of Shared Development Costs for any period when due pursuant to Section 6.3(d), then the royalty rates in Table A and Section 6.7(f) below shall be reduced in accordance with the specific methodology set forth on Schedule K.

(d)                                 Reports and Royalty Payment.  Royalties shall be calculated and reported for each calendar quarter and shall be paid within […***…] after the end of each calendar quarter.  Each payment shall be accompanied by a report of Net Sales of Products by Amgen, its Affiliates and Sublicensees in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation and on a country-by-country basis (or, where the Amgen Finance Department does not track information relating to the calculation of Net Sales on a country-by-country basis, on a region-by-region basis): (i) Net Sales, applicable royalty rates, and the amount of royalties payable hereunder; and (ii) such information as the Amgen Finance Department tracks for the purpose of calculating Net Sales, applicable royalty rates, and the royalties payable hereunder, including (to the extent so tracked) gross sales, applicable royalty adjustments, the amount of any applicable credits taken against royalties, the royalties payable, the method used to calculate the royalties payable, and the exchange rates used.

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(e)                                  Royalty Term.  Amgen shall pay to Xencor royalties as set forth in this Section 6.7, on a Product-by-Product and country-by-country basis, during the Royalty Term for each Product in each country.  The “Royalty Term” means, with respect to a Product in a country, the period beginning on the First Commercial Sale of such Product in such country, and expiring on the later of:

(i)                                     expiration of the last-to-expire Valid Claim covering the manufacture, use, sale, offer for sale or import of such Product in such country; or

(ii)                                  10 years from the date of the First Commercial Sale of such Product in such country.

(f)                                   Effect of Expiration of Royalty Term.  On a Product-by-Product and country-by-country basis, upon expiration of the Royalty Term with respect to each Product in each country of the Territory, Amgen’s License with respect to such Product in such country shall continue in full force and effect but become perpetual and, except as set forth below in this Section 6.7(f), fully paid-up and royalty-free.  Notwithstanding the foregoing, if Xencor co-funded Development Costs pursuant to Section 6.3 and the Co-Funding Arrangement was not earlier terminated under Section 3.8(a), 6.3 or 9.6, then Amgen shall continue to pay royalties to Xencor with respect to Net Sales of each Product in each country after expiration of the Royalty Term for such Product in such country, for so long as Amgen or any of its Affiliates or Sublicensees is selling such Product in such country, at the rate of […***…]% of such Net Sales, as adjusted pursuant to Section 6.7(c) (if applicable).  In no event shall a royalty be payable under this Section 6.7(f) with respect to Net Sales for which a royalty is due under Section 6.7(a) above.

6.8                               Certain Reductions to Royalties.

(a)                                 Third Party Royalties.

(i)                                     In the event that Amgen, its Affiliates or Sublicensee obtains a license under Patents of a Third Party in any country that Amgen or its Affiliate, on the advice of patent counsel, determines, in the absence of a license thereunder could be considered to be infringed by the manufacture, use, sale, offer for sale or import of the Compound contained in a Product sold by Amgen (or its Affiliate or Sublicensee) in such country (in each case, a “Necessary Third Party License”), then Amgen may deduct […***…]% of the royalties actually paid to such Third Party under such Necessary Third Party License with respect to sales of such Product in such country from the royalty payments owed to Xencor pursuant to Section 6.7 with respect to Net Sales of such Product in such country, provided that the royalties payable to Xencor with respect to such Product in such country may not be reduced by more than […***…]% in any calendar quarter as a result of any and all such offsets in the aggregate.

(ii)                                  In the event that Amgen, its Affiliates or Sublicensee obtains a license (other than a Necessary Third Party License) under Patents of a Third Party in any country that Amgen or its Affiliate determines are necessary or reasonably useful to Develop, make, use, sell, offer for sale or import a Compound or Product sold by Amgen (or its Affiliate or Sublicensee) in such country (in each case, a “Useful Third Party License”), then Amgen may deduct […***…]% of the […***…] actually paid to such Third Party under such Useful Third Party License with respect to sales of such Product in

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such country from the royalty payments owed to Xencor pursuant to Section 6.7 with respect to Net Sales of such Product in such country, provided that the royalties payable to Xencor with respect to such Product in such country may not be reduced by more than […***…]% in any calendar quarter as a result of any and all such offsets in the aggregate.

(iii)                               For the avoidance of doubt, subject to the foregoing, it is understood that a Party shall be solely responsible for payment of any and all royalties and other amounts owed by such Party under its license or other agreements with Third Parties that were entered into prior to the Effective Date; provided, however, that Amgen shall be responsible for payment of all payments that become due after the Option Exercise Date under the Catalent Agreement (defined in Section 10.2(b)) as a result of the Development, manufacture, use, sale, offer for sale or import of any Product by or on behalf of Amgen or any of its Affiliates or Sublicensees.

(b)                                 No Valid Claim of Xencor Patent or Joint Patent.  On a country-by-country and Product-by-Product basis, for any portion of the Royalty Term with respect to a Product in a country during which no Valid Claim(s) of Xencor Patents and Joint Patents cover the (i) the manufacture, sale, offer for sale and import of such Product in such country, and (ii) the use of such Product for any approved use(s) in such country, other than Valid Claims that are contained in Amgen Patents, the royalties payable pursuant to Section 6.7 with respect to sales of such Product in such country shall be reduced by […***…]%.

(c)                                  No Valid Claim.  On a country-by-country and Product-by-Product basis, for any portion of the Royalty Term with respect to a Product in a country during which none of (i) the manufacture, sale, offer for sale and import of such Product in such country, and (ii) the use of such Product for any approved use(s) in such country, is covered by a Valid Claim in such country, the royalties payable pursuant to Section 6.7 with respect to sales of such Product in such country shall be reduced by […***…]%.

(d)                                 Order of Operations.  Deductions taken pursuant to this Section 6.8 shall be taken following any recalculation of royalties made pursuant to Section 6.7(b).

(e)                                  Absolute Floor.  In no event shall the cumulative amount of all reductions applicable to any Product in any country pursuant to this Section 6.8 reduce the royalties that would otherwise payable with respect to such Product in such country pursuant to Section 6.7 by more than […***…]% in any quarter.

6.9                               Prepayment.  Amgen shall have the right to prepay any amounts payable pursuant to this Agreement without penalty, regardless of whether the event that would otherwise trigger such payment has occurred or whether Amgen has received an invoice for such payment.

6.10                        Payment Method; Invoices.  All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated in an invoice from the Party to whom such payments are due to the other Party, which invoice should include bank details and the contact name for any issue resolution.  Any payments or portions thereof due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest at a rate equal to: (i) the prime rate as reported by Citibank N.A., plus […***…]% per year; or (ii) if lower, the maximum rate

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permitted by law; calculated on the number of days such payment is delinquent, compounded annually and computed on the basis of a 365-day year.

6.11                        Currency Conversion.  With respect to sales of the Product invoiced and Development Costs paid in United States dollars, the amounts due hereunder (and the amounts upon which such payments are based) will be expressed in United States dollars.  With respect to sales of the Product invoiced and Development Costs paid in a currency other than United States dollars, the amounts due hereunder (and the amounts upon which such payments are based) will be reported in United States dollars, calculated using the applicable exchange rate for such currency used throughout Amgen’s group reporting system and published accounts for the applicable quarter.

6.12                        Taxes Generally; Withholding Taxes.

(a)                                 All excises, taxes, and duties, with the exception of value added taxes (“VAT”), (collectively “Taxes”) levied on account of a payment made by one Party to the other Party pursuant to this Agreement will be the responsibility of and paid by the Party receiving the payment or shall be subject to the withholding of this Section 6.12, as provided herein.

(b)                                 If Taxes are required under Applicable Law to be withheld by the Party making a payment from any payment hereunder, such Party will (i) deduct those Taxes from the payment and (ii) pay the Taxes to the proper taxing authority.  In the event such taxing authorities routinely provide a Tax receipt upon payment, such Party will procure a receipt for any such withholding evidencing payment of such Taxes, which will be forwarded to the Party receiving the payment.  Each Party represents and warrants that it is resident for tax purposes in the United States and agrees to provide upon request a properly completed Form W-9 or other tax form necessary to certify United States residency or claim a reduction of, or exemption from, withholding.

(c)                                  All payments due one Party from the other Party pursuant to this Agreement shall be paid exclusive of any VAT (which, if applicable, shall be payable upon receipt of a valid VAT invoice).

6.13                        Records; Inspection.  Amgen shall keep (and shall cause its Affiliates and require its Sublicensees to keep) complete, true and accurate books of accounts and records pertaining to the sale or other disposition of Products (including the number of Products sold, the gross sales and Net Sales of such Products, the royalties payable, the method used to calculate the royalties payable, and the exchange rates used) and of Development Costs incurred pursuant to Section 3.2(c) or 6.3, each in sufficient detail to permit verification of the amount of (a) royalty and sales milestone payments due by Amgen to Xencor, (b) if applicable, Development Costs for Incomplete Pre-POC Activities deductible by Amgen from Milestone payments hereunder, and (c) if applicable, Development Costs for the Post-Exercise Development Plan subject to sharing under the Co-Funding Arrangement.  Such books and records shall be kept for at least […***…] following the end of the calendar year to which they pertain and shall be open for inspection and audit by Xencor during such […***…] period on the terms of this Section 6.13.  Upon not less than […***…] prior written notice, Amgen shall permit an independent, certified public accountant selected by Xencor and reasonably acceptable to Amgen, which acceptance will not be unreasonably withheld (for the purposes of this Section 6.13, the “Auditor”), to audit or inspect such books and records, for the sole purpose of whether there has been any under- or over-payment or

*** Confidential Treatment Requested

under- or over-statement of any such amount.  The Auditor will disclose to Xencor only such information as is reasonably necessary for Xencor to determine its rights and obligations under this Article 6.  The Auditor will send a copy of the report to Amgen at the same time it is sent to Xencor.  The report sent to both Parties will include the methodology and calculations used to determine the results.  Such inspections may be made no more than once each calendar year and during normal business hours.  Such records for any particular calendar year shall be subject to no more than one inspection.  The Auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection.  Inspections conducted under this Section 6.13 shall be at the expense of Xencor, unless a variation or error producing an underpayment in amounts payable exceeding […***…]% of the amount paid for a period covered by the inspection is established, in which case the reasonable out-of-pocket costs to conduct the inspection for such period and any unpaid amounts that are discovered shall be paid by Amgen, together with interest on such unpaid amounts at the rate set forth in Section 6.10 above.  Xencor and the Auditor shall conduct any such inspection in a manner that minimizes disruption of Amgen’s normal business activities.  Amgen shall use commercially reasonable efforts to obtain for Xencor the right to audit Sublicensees pursuant to the terms of this Section 6.13 and shall, at a minimum, obtain for itself reasonable and customary rights to audit Sublicensees for such purposes.  If Amgen is unable to obtain the right for Xencor to audit a Sublicensee, then Amgen shall exercise its right to audit such Sublicensee at the request and expense of Xencor (subject to reimbursement by Amgen as set forth above) and provide a copy of its auditor’s report to Xencor at the same time it is sent to Amgen.

7.                                      CONFIDENTIALITY

7.1                               Confidential Information.  Except as expressly provided in this Agreement, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any non-public, proprietary information furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

(a)                                 was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure or, as shown by written documentation, was developed by the receiving Party prior to its disclosure by the disclosing Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 was subsequently lawfully disclosed to the receiving Party by a person other than the disclosing Party, and who did not directly or indirectly receive such information from disclosing Party; or

(e)                                  is developed by the receiving Party without use of or reference to any Confidential Information disclosed by the disclosing Party.

7.2                               Permitted Disclosures.  Notwithstanding the provisions of Section 7.1 above and subject to Sections 7.3 and 7.4 below, the receiving Party may disclose Confidential Information

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of the disclosing Party as expressly permitted by this Agreement, and if and to the extent such disclosure is reasonably necessary in the following instances:

(a)                                 filing or prosecuting Patents as expressly permitted by this Agreement;

(b)                                 prosecuting or defending litigation as expressly permitted by this Agreement;

(c)                                  establishing, enforcing or defending its rights under this Agreement;

(d)                                 in the case of Amgen, as reasonably necessary to Develop, manufacture or Commercialize Compounds and Products in accordance with this Agreement, including providing Xencor Know-How to Regulatory Authorities, subject (where applicable) to compliance with Section 7.2(f);

(e)                                  complying with a valid order of a court or other governmental body having jurisdiction or otherwise to comply with Applicable Laws; provided that the receiving Party shall, except where impracticable, give reasonable advance notice to the disclosing Party of the required disclosure, and, at the disclosing Party’s request and expense, cooperate with the disclosing Party’s efforts to contest such required disclosure, to obtain a protective order preventing or limiting the disclosure or requiring that the Confidential Information so disclosed be used only for the purposes for which such disclosure is required, or to obtain other confidential treatment of the Confidential Information required to be disclosed.  In any event, the receiving Party shall disclose only such Confidential Information as it is required by such order or Applicable Laws to disclose and shall only disclose such Confidential Information for the purpose and to the entity(ies) required by such order or Applicable Laws;

(f)                                   disclosure to Affiliates, actual or potential Sublicensees (in the case of Amgen but only after the Option Exercise Date and thereafter during the Term), employees, consultants, advisors (including financial advisors, attorneys and accountants) or agents of the receiving Party who have a need to know such information in order for the receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, Sublicensee, employee, consultant, advisor or agent is, or agrees to be, bound by terms of confidentiality and non-use as materially protective of such Confidential Information as this Article 7;

(g)                                  disclosure to actual or potential Third Party investors, funding sources or acquirers in connection with due diligence or similar investigations by such Third Parties, and in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use; and

(h)                                 either Party may issue such press releases and make such disclosures as it determines, based on advice of counsel, are reasonably necessary to comply with applicable laws or regulations, including the rules or regulations of the United States Securities and Exchange Commission or a similar regulatory agency in a country other than the United States or of any stock exchange.

7.3                               Confidential Terms.  Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement as permitted by Section 7.2.  Notwithstanding the foregoing, promptly following the Effective Date, Xencor or and Amgen may each (or if mutually agreed, jointly) issue a mutually agreed press release announcing the execution of this Agreement disclosing the information set forth on Schedule J.  Prior to issuance of such press release, the Parties shall mutually agree upon a Question & Answer outline for use in responding to inquiries about this Agreement; thereafter, each Party may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other Party.  In addition, Xencor shall have the right, following the Option Exercise Date and the achievement of each Milestone, to issue a press release, either alone or, if agreed by Amgen, jointly with Amgen, announcing such exercise or achievement but without disclosing the amounts of any associated payments hereunder; provided that Xencor shall provide Amgen with a copy of the proposed release at least five business days prior to its public disclosure.

7.4                               Publication of Product Information.  Amgen shall not publish any Data relating to the Compound or Products prior to the Option Exercise Date, without Xencor’s prior written consent.  Thereafter, Amgen shall have the right to publish such Data relating to Compounds and Products as Amgen considers appropriate, without the approval of Xencor.  During the Collaboration Period, Xencor shall have the right to publish the Data that it generates under the Development Plan, provided that Xencor first delivers to Amgen for review a copy of the proposed written publication or an outline of an oral disclosure at least 30 days prior to submission for publication and presentation, and agrees to consider in good faith Amgen’s comments thereto.

7.5                               Prior Non-Disclosure Agreements.  Upon execution of this Agreement, the terms of this Article 7 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties.  Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

8.                                      INTELLECTUAL PROPERTY

8.1                               Ownership of Inventions.

(a)                                 Title to all Inventions made solely by Xencor personnel (“Xencor Inventions”), including all Patent and other intellectual property rights therein, shall be owned solely by Xencor.  Title to all Inventions made solely by Amgen personnel (“Amgen Inventions”), including all Patent and other intellectual property rights therein, shall be owned solely by Amgen.  Title to all Inventions made jointly by personnel of Amgen and Xencor (“Joint Inventions”), including all Joint Patents and other intellectual property rights in Joint Inventions, shall be jointly owned by Xencor and Amgen.

(b)                                 Subject to the terms of this Agreement, including the License grant set forth in Section 5.1 and the provisions of Article 6, it is understood that neither Party shall have any obligation to obtain any approval of, nor pay a share of the proceeds to, the other Party to practice, enforce, license, assign or otherwise exploit Joint Inventions and Joint Patents, and each Party hereby waives any right it may have under the Applicable Laws of any jurisdiction to require such approval or accounting.

8.2                               Prosecution and Maintenance of Xencor Patents.

(a)                                 Xencor Compound-Specific Patents and Xencor CD19 Patents.

(i)                                     During Collaboration Period.  Within […***…] after the Effective Date, Xencor shall file in the United States one or more divisional, continuation or continuation-in-part patent applications of the Xencor CD19 Patents or

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Xencor Background Patents as Xencor Compound-Specific Patents that (i) will Claim and contain disclosure supporting claims to the composition of matter or formulation of, and/or any method of making or using, XmAb5871 and other Compounds and/or Products, and (ii) will not contain any claims, and will not be amended by Xencor to contain claims, to the composition of matter or formulation of, and/or any method of making or using, any Antibody that is subject to license rights owed to any Third Party.  Without limiting the foregoing, within […***…] after the Effective Date, Xencor shall file in the United States, one or more divisional, continuation or continuation-in-part patent applications with respect to patent application […***…] that (i) will Claim and contain disclosure supporting claims to the composition of matter or formulation of, and/or any method of making or using, XmAb5871 and other Compounds and/or Products, and (ii) will not contain any claims, and will not be amended by Xencor to contain claims, to the composition of matter or formulation of, and/or any method of making or using, any Antibody that is subject to license rights owed to any Third Party.  Xencor will use reasonable efforts to promptly complete similar applications in other countries where relevant Patents exist or are pending and will, upon Amgen’s reasonable request, use reasonable efforts to take similar action within a reasonable period of time with respect to any other Xencor Background Patent in the United States or any other jurisdiction.  In addition, Xencor shall use reasonable efforts to file one or more divisional, continuation or continuation-in-part patent applications of the Xencor Background Patents as Xencor CD19 Patents.  During the Collaboration Period, Xencor shall have the sole right to Prosecute and Maintain the Xencor Compound-Specific Patents and the Xencor CD19 Patents, at Xencor’s expense, in good-faith consultation with Amgen.  Xencor shall provide Amgen with a copy of each application for a Xencor Compound-Specific Patent or a Xencor CD19 Patent as filed, together with notice of its filing date and serial number.  Xencor shall keep Amgen advised of the status of all material communications, actual and prospective filings or submissions regarding such Xencor Patents, to the extent the same pertain to Compounds or Products, and shall give Amgen an opportunity to review and comment on any such communications, filing and submissions proposed to be sent to any patent office.  Xencor shall consider in good faith Amgen’s comments on the communications, filings and submissions for such Xencor Patents, as such Xencor Patents pertain to Compounds and Products.  During the Collaboration Period, Xencor will not abandon or otherwise decline to pursue the Prosecution and Maintenance of any Xencor Compound-Specific Patent or Xencor CD19 Patent, to the extent such Xencor Patent pertains to a Compound or Product, without Amgen’s prior consent (not to be unreasonably withheld).  From and after the Option Exercise Date, the Prosecution and Maintenance of Xencor Patents shall be handled as set forth in Sections 8.2(a)(ii) and 8.2(b) below.  For the purposes of this Section 8.2, “Prosecution and Maintenance” (including variations such as “Prosecute and Maintain”) means, with respect to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, in any jurisdiction, as well as re-examinations, reissues and requests for Patent term extensions and

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the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to a Patent.  It is understood that Xencor is not obligated to keep Amgen informed regarding, or to obtain Amgen’s consent to abandon, any Xencor Background Patent.

(ii)                                  Following Option Exercise Date.  Following the Option Exercise Date and thereafter during the Term:

(1)                                 Amgen shall have the first right, at its expense, to control the Prosecution and Maintenance of Xencor Compound-Specific Patents in the Field in the Territory.  Amgen shall consult with Xencor as to the Prosecution and Maintenance of the Xencor Compound-Specific Patents reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and shall furnish to Xencor copies of all relevant documents reasonably in advance of such consultation.  In the event that Amgen desires to abandon any Xencor Compound-Specific Patent, or if Amgen later declines responsibility for any Xencor Compound-Specific Patent, Amgen shall provide reasonable prior written notice to Xencor of such intention to abandon or decline responsibility (which notice shall, in any event, be given no later than […***…] prior to the next deadline for any action that may be taken with respect to such Xencor Compound-Specific Patent with the U.S. Patent & Trademark Office or any foreign patent office), and subject to Section 8.5 below, Xencor shall have the right, at its expense, to Prosecute and Maintain such Xencor Compound-Specific Patent.

(2)                                 Xencor shall continue to control the Xencor CD19 Patents in the same manner as provided in Section 8.2(a)(i) above; provided that Xencor shall have the right to abandon any Xencor CD19 Patent as follows:  In the event that Xencor desires to abandon any Xencor CD19 Patent, or if Xencor later declines responsibility for any Xencor CD19 Patent, in each case as such Xencor Patent pertains to a Compound or a Product, Xencor shall provide reasonable prior written notice to Amgen of such intention to abandon or decline responsibility (which notice shall, in any event, be given no later than […***…] prior to the next deadline for any action that may be taken with respect to such Xencor CD19 Patent with the U.S. Patent & Trademark Office or any foreign patent office), and Amgen shall have the right, at its expense, to Prosecute and Maintain such Xencor CD19 Patent and shall use reasonable efforts to amend the claims to convert said Xencor CD19 Patent to a Xencor Compound-Specific Patent and Prosecute and Maintain such Xencor Compound-Specific Patent in each case in Xencor’s name.

(iii)                               As used in this Section 8.2, to “abandon” a Patent shall include failing to defend or deciding not to defend against an opposition, failing to pursue or deciding not to pursue an interference or similar proceeding or failing to pursue or deciding not to pursue an appeal of an adverse decision, in

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each case with respect to such Patent in the United States Patent & Trademark Office or a corresponding patent examining authority in another country of the Territory.

(b)                                 Xencor Background Patents.  Both before and after the Option Exercise Date, Xencor shall have the sole right, but not the obligation, at its expense, to control the Prosecution and Maintenance of the Xencor Background Patents.

(c)                                  Joint Patents.  Following the Option Exercise Date and thereafter during the Term, with respect to any Joint Patent that is directed to the composition of matter or formulation of, or any method of making or using, a Compound or Product, the Parties’ rights and obligations regarding Prosecution and Maintenance shall be as set forth in Section 8.2(a), mutatis mutandis.  With respect to any other Joint Patent, before or after the Option Exercise Date, the Parties shall mutually agree on a case-by-case basis which Party will be responsible for the Prosecution and Maintenance of such Joint Patent, and unless otherwise agreed by the Parties in writing, the Parties shall share equally (50%/50%) the cost of Prosecution and Maintenance of such Joint Patent.

(d)                                 Amgen Patents.  Amgen shall have the sole right, but not the obligation, at its expense, to control the Prosecution and Maintenance of Amgen Patents.

(e)                                  Cooperation.  Each Party shall cooperate with the other Party in connection with all activities relating to the Prosecution and Maintenance of the Xencor Compound-Specific Patents, Xencor CD19 Patents and Joint Patents undertaken by such other Party pursuant to this Section 8.2, including: (i) making available in a timely manner any documents or information such other Party reasonably requests to facilitate such other Party’s Prosecution and Maintenance of the Xencor Compound-Specific Patents, Xencor CD19 Patents or Joint Patents pursuant to this Section 8.2; and (ii) if and as appropriate, signing (or causing to have signed) all documents relating to the Prosecution and Maintenance of any Xencor Compound-Specific Patents, Xencor CD19 Patents or Joint Patents by such other Party.  Each Party shall also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities with respect to Xencor Compound-Specific Patents, Xencor CD19 Patents and Joint Patents pursuant to this Section 8.2, and if requested, permit such other Party to participate at its own expense in any opposition, interference, appeal or similar proceeding with respect to any such Xencor Patent, to the extent the same are directed to the Compound or any Product, and/or manufacturing and/or use thereof, in the Field in the Territory.

8.3                               Defense and Settlement of Third Party Claims.  Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.  Xencor shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Xencor’s activities at its own expense and by counsel of its own choice, and Amgen shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Amgen shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Amgen’s activities at its own expense and by counsel of its own choice, and Xencor shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 in a manner that admits the invalidity or unenforceability of the other Party’s Patents or imposes on the other Party restrictions or obligations, without the written consent of such other Party (which shall not be unreasonably withheld).

8.4                               Enforcement.

(a)                                 Notice.  In the event that Xencor or Amgen becomes aware of actual or threatened infringement or misappropriation of any Xencor Patent, Amgen Patent, Joint Patent, Xencor Know-How or Joint Invention by the manufacture, sale, use or importation in the Territory of a Product containing a Compound, including the filing of any certification pursuant to the Biologics Price Competition and Innovation Act of 2009 (or any amendment or successor statute thereto) or any equivalent thereof (any of the foregoing, an “Infringement”), that Party shall promptly notify the other Party in writing.

(b)                                 Enforcement of Xencor Compound-Specific Patents and Joint Patents.

(i)                                     During Collaboration Period.  During the Collaboration Period, Xencor shall have the sole right, but not the obligation, to initiate infringement proceedings or take other appropriate actions against an Infringement of Xencor Compound-Specific Patents or Joint Patents in the Territory with respect to an Infringement.

(ii)                                  Following Option Exercise Date.  Following the Option Exercise Date and thereafter during the Term, Amgen shall have the first right, but not the obligation, to initiate and control any infringement proceedings or take other appropriate actions against an Infringement of the Xencor Compound-Specific Patents or Joint Patents in the Territory, at its own expense and by counsel of its own choice, and Xencor shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Upon Amgen’s request following the Option Exercise Date, Xencor shall take all necessary actions to transition and transfer control to Amgen of any ongoing infringement proceedings or actions against an Infringement of the Xencor Compound-Specific Patents or Joint Patents then ongoing, and shall promptly provide all information reasonably requested by Amgen with regard to such proceedings or actions.  If Amgen fails to bring any such action or proceeding with respect to an Infringement by the sooner of (a) […***…] following a request by Xencor to do so or (b) five days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Xencor shall have the right, with Amgen’s consent, to bring and control any such action at its own expense and by counsel of its own choice, and Amgen shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  It is understood that Amgen may exercise its rights under this Section 8.4(b)(ii) through a Sublicensee or other designee, and actions of such a Sublicensee or designee under authority from Amgen shall be deemed actions of Amgen for purposes of this Section 8.4(b)(ii).  For the avoidance of doubt, Amgen shall have the first right to initiate and control any infringement proceedings or take other appropriate actions against an Infringement of any Xencor Compound-Specific Patent that claims priority to a Xencor Patent listed in Schedule P, as described above in this Section 8.4(b)(ii).  Notwithstanding the foregoing, to the

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extent a Xencor Compound-Specific Patent claims priority to a Xencor Background Patent other than those listed in Schedule P, then Amgen’s right to initiate an action to enforce such Xencor Compound-Specific Patent shall be subject to Xencor’s prior written consent.

(c)                                  Enforcement of Xencor CD19 Patents.

(i)                                     During Collaboration Period.  During the Collaboration Period, Xencor shall have the sole right, but not the obligation, to initiate infringement proceedings or take other appropriate actions against an Infringement of Xencor CD19 Patents in the Territory with respect to an Infringement.

(ii)                                  Following Option Exercise Date.  Following the Option Exercise Date and thereafter during the Term, Xencor shall have the first right, but not the obligation, to initiate and control any infringement proceedings or take other appropriate actions against an Infringement of the Xencor CD19 Patents in the Territory, at its own expense and by counsel of its own choice.  If Xencor fails to bring any such action or proceeding with respect to an Infringement by the sooner of (a) […***…] following a request by Xencor to do so or (b) five days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Amgen shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Xencor shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  For the avoidance of doubt, Amgen shall have the first right to initiate and control any infringement proceedings or take other appropriate actions against an Infringement of any Xencor CD19 Patent that claims priority to a Xencor Patent listed in Schedule P, as described above in this Section 8.4(c)(ii).  Notwithstanding the foregoing, to the extent a Xencor CD19 Patent claims priority to a Xencor Background Patent other than those listed in Schedule P, then Amgen’s right to initiate an action to enforce such Xencor CD19 Patent shall be subject to Xencor’s prior written consent.

(d)                                 Enforcement of Xencor Background Patents.  Amgen shall have no right to initiate any infringement proceedings to enforce any Xencor Background Patent with respect to an Infringement in the Territory.

(e)                                  Enforcement of Amgen Patents.  Subject to Section 8.4(f), Amgen shall have the sole right to initiate any infringement proceedings or take other appropriate actions against an Infringement of any Amgen Patent in the Territory.

(f)                                   Allocation of Recoveries.  Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of litigation pursuant to this Section 8.4, after reimbursement of any litigation expenses of Xencor and Amgen, shall be retained by the Party that brought and controlled such litigation for purposes of this Agreement, except that (i) any recovery realized by Amgen as a result of such litigation, after reimbursement of the Parties’ litigation expenses, shall be treated as Net Sales of Products for purposes of royalty calculations in the period in which payment of such recovery was received; and (ii) any recovery realized by Xencor as a result of such litigation, after reimbursement of the Parties’ litigation expenses, shall be

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treated as Net Sales, mutatis mutandis, of Products by Xencor, and Xencor shall pay royalties to Amgen with respect thereto at the applicable rates set forth in Section 6.7 (subject to Section 6.8(b) or 6.8(c), if applicable), mutatis mutandis, in the period in which payment of such recovery was received.  Notwithstanding the foregoing, to the extent any such recoveries are obtained with respect to Amgen Patents, the amount payable to Xencor with respect to that portion of such recovery attributable to an Amgen Patent (after reimbursement of litigation expenses) shall be reduced by […***…]%.

(g)                                  Valid Claims.  In the event that, after Option Exercise Date, Amgen requests that Xencor bring (or permit Amgen to bring) an enforcement action in any jurisdiction with respect to a Xencor Patent and Xencor refuses to do so, then the claims of such patent will no longer be considered “Valid Claims” hereunder in such jurisdiction.

(h)                                 Cooperation.  In the event a Party brings an infringement action in accordance with this Section 8.4, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The Parties shall keep one another informed of the status of their respective activities regarding any litigation undertaken with respect to a Xencor Patent or a Joint Patent pursuant to this Section 8.4 or settlement thereof, and the Parties shall assist one another and cooperate in any such action at the other’s reasonable request.  Without limiting the foregoing, upon request by Amgen, Xencor shall join as a party plaintiff (including if required by Applicable Law, as the sole party plaintiff) in any action initiated by Amgen or its designee with respect to an Infringement; provided that Amgen reimburses the reasonable out-of-pocket expenses incurred by Xencor in fulfilling Amgen’s request in connection with participating in such action as a party plaintiff (it being understood that Amgen shall have the right to maintain control of such action).  Neither Party shall have the right to settle any patent infringement litigation under this Section 8.4 in a manner that admits the invalidity or unenforceability of the other Party’s Patents or imposes on the other Party restrictions or obligations, without the prior written consent of the other Party, which shall not be unreasonably withheld.

8.5                               Patent Extensions.  Following the Option Exercise Date and thereafter during the Term, the Parties shall cooperate in obtaining patent term restorations, supplemental protection certificates and/or their equivalents, and other forms of patent term extensions for Products with respect to the Xencor Compound-Specific Patents in any country and/or region where applicable; provided that, notwithstanding Section 8.2 above, Amgen shall have the final decision making authority with respect thereto.  Amgen shall not have the right to seek any such restoration, supplemental protection certificate or other extension of any Xencor CD19 Patent or Xencor Background Patent without Xencor’s prior written consent, which Xencor may withhold in its sole discretion.  Xencor shall not, without Amgen’s prior written consent, seek any such restoration, supplemental protection certificate or other extension of (i) a Xencor Compound-Specific Patent, with respect to any product (i.e., whether or not a “Product” hereunder), or (ii) any Xencor CD19 Patent or Xencor Background Patent, with respect to a Compound or a Product.

8.6                               Trademarks.  As between the Parties, Amgen shall own all right, title and interest in and to any trademarks adopted by Amgen for use with the Products within the

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Territory, and shall be responsible for the registration, filing, maintenance and enforcement thereof.  Xencor shall not at any time do or authorize to be done any act or thing which is likely to materially impair the rights of Amgen therein, and shall not at any time claim any right of interest in or to such marks or the registrations or applications therefor.

9.                                      TERM AND TERMINATION

9.1                               Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Article 9, shall continue in full force and effect until expiration of the last-to-expire Royalty Term for any Product in the Territory.

9.2                               Termination If Option Not Exercised During Option Period.  This Agreement shall immediately and automatically terminate in its entirety upon expiration or termination of the Option Period in the event Amgen has not exercised the Option prior to such expiration or termination (including as described in Schedule M), subject to Section 5.3 and to Sections 9.7, 9.8, 9.9 and 9.11 below.  Notwithstanding the foregoing, in the event of a dispute as to whether all Core Collaboration Period Development Activities or the Option Data Package have been completed or delivered, this Agreement shall not terminate under this Section 9.2, and the Option Period shall be tolled until such dispute has been resolved in accordance with Article 12.

9.3                               Termination by Amgen For Convenience.  Amgen shall have the right to terminate this Agreement for convenience upon 90 days prior written notice to Xencor.

9.4                               Termination for Breach.  Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for 90 days (or, in the case of breach of undisputed payment obligations, 30 days) after written notice thereof was provided to the breaching Party by the non-breaching Party.  Any such termination shall become effective at the end of such 90-day (or 30-day, as applicable) period unless the breaching Party has cured any such breach or default prior to the expiration of such period (or, except in the case of breach or default of payment obligations, if such breach or default cannot reasonably be cured within such 90-day period, unless, prior to the expiration of the 90-day period, the breaching Party has undertaken appropriate steps to commence such cure during such 90-day period and diligently continues to pursue reasonable efforts to cure such breach in a manner reasonably assuring such cure within a reasonable period of time thereafter).  Any right to terminate under this Section 9.4 shall be stayed and the cure period tolled in the event that, during any cure period, the Party alleged to have been in material breach or default shall have initiated dispute resolution in accordance with Article 12 with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Article 12.  In addition, Xencor shall have: (a) the right to terminate this Agreement immediately upon written notice to Amgen, if Amgen or its Affiliate initiates a Xencor Patent Challenge; and (b) the right to terminate any sublicense under the License granted to a Sublicensee, if such Sublicensee or its affiliate initiates a Xencor Patent Challenge, provided that, in each of (a) and (b) above Xencor shall not have such termination right if the Xencor Patent Challenge is withdrawn or dismissed within 30 days after a request by Xencor to do so.  For such purposes, a “Xencor Patent Challenge” means the commencement or assertion by Amgen, its Affiliate or Sublicensee (i) in any lawsuit or reexamination proceeding (excluding any administrative opposition proceeding), of any claim challenging the validity or enforceability of an issued Xencor Patent to the extent such Patent and such challenge apply to a Compound, or (ii) in any administrative opposition proceeding, of any claim challenging the validity or enforceability of a Xencor Patent; provided, however, that none of the following shall constitute a “Xencor Patent Challenge” for purposes of this Section 9.4: (A) Amgen’s or its Affiliate’s good faith assertion that (x) any Invention claimed by a Patent filed by or on behalf of Xencor as a Xencor Patent was an Amgen Invention or Joint Invention, or (y) any Invention claimed by a Joint Patent filed by or on behalf of Xencor as a Joint Patent was a Joint Invention; (B) Amgen’s or its Affiliate’s good faith assertion, in the context of whether a payment of royalties is due to Xencor, that no Valid Claim within the Xencor Patents applies with respect to a Product; (C) any claim made by Amgen or its Affiliate as a defense in any lawsuit or administrative proceeding brought by Xencor; and (D) any lawsuit, reexamination proceeding or opposition brought by Amgen or its Affiliate challenging the validity or enforceability of any claim within an issued Xencor Patent which claim does not Claim the composition of matter or formulation of, or any method of making or using, a Compound (and not challenging the validity or enforceability of any claim within an issued Xencor Patent that Claims the composition of matter or formulation of, or any method of making or using, a Compound).

9.5                               Termination for Bankruptcy.  Either Party may terminate this Agreement upon written notice to the other Party in the event any of the following occurs with respect to such other Party: (i) the other Party becomes bankrupt, or files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and such Party (A) fails to assume this Agreement in any such bankruptcy proceeding within 30 days after filing or (B) assumes and assigns this Agreement to a Third Party; (ii) the other Party is placed in a process of complete liquidation; (iii) a trustee or receiver is appointed for any substantial portion of the other Party’s business and such trustee or receiver is not discharged within 60 days after appointment; (iv) any case or proceeding shall have been commenced or other action taken against the other Party in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or similar act or law of any jurisdiction now or hereafter in effect and is not dismissed or converted into a voluntary proceeding governed by clause (i) above within 60 days after filing; or (v) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party and such event shall have continued for a period of 60 days and none of the following has occurred: (1) it is dismissed, (2) it is bonded in a manner reasonably satisfactory to the Party with the termination right under this Section 9.5, or (3) it is discharged.

9.6                               Alternative to Amgen Termination for Xencor Breach.  In the event that Amgen is entitled to terminate this Agreement for Xencor’s material breach (after notice, opportunity to cure, and any dispute resolution proceedings, all as set forth in Section 9.4), but Amgen wishes to retain the License, Option and other rights granted to it hereunder, Amgen may, in lieu of terminating this Agreement, terminate Article 0, and/or (ii) if Amgen has not yet exercised the Option, Amgen shall have the right to exercise the Completion Option as described in Section 3.3; provided, however, that, except for any such terminated provisions, this Agreement, including the License and, if not previously exercised, the Option, will remain in full force and effect in accordance with its terms, subject to Amgen’s continued compliance with its obligations hereunder.  Notwithstanding the foregoing, if the Xencor breach that entitled Amgen to terminate this Agreement was a breach of Section 6.3, then upon exercise of its rights under this Section 9.6, Amgen shall also have the right to terminate Section 6.3.

9.7                               Consequences of Termination.

(a)                                 Upon any termination of this Agreement by either Party as permitted by this Article 9, all rights and obligations of the Parties hereunder (including the License granted by Xencor to Amgen hereunder) shall terminate and be of no further force or effect, except as otherwise expressly set forth below in this Section 9.7 and in Sections 9.8, 9.9 and 9.11.

(b)                                 Solely in the case of termination of this Agreement pursuant to Section 9.2, Section 5.3 shall survive.

(c)                                  Solely in the case of termination of this Agreement pursuant to Section 9.2 or 9.3, or termination of this Agreement by Xencor pursuant to Section 9.4, the following shall apply:

(i)                                     Effective upon any such termination, Amgen shall, and it hereby does, grant to Xencor an exclusive, perpetual, royalty-free license, with the right to sublicense through multiple tiers, under Amgen and Joint Compound-Specific Patents, to Develop, make, have made, use, sell, have sold, offer for sale and import Reverted Products.  For such purposes: “Amgen and Joint Compound-Specific Patents” means all Amgen Patents and Joint Patents that, in each case, (A) Claim only Option Period Invention(s) and/or the composition of matter or formulation of, or any method of making or using, a Compound, alone or as incorporated into a Product, or a Product (excluding any active ingredient that is not a Compound), and (B) do not Claim the composition of matter or formulation of, or any method of making or using, any Antibody that is not a Compound or any product that is not a Product.

For purposes of the foregoing, “Reverted Product” means any Product containing any of the following:

a.                                      XmAb5871;

b.                                      any Compound that comprises any of the Fc variants listed in Schedule A attached hereto (as “variant” is defined in such Schedule);

c.                                       any Compound that comprises any other Fc variant owned by, or licensed to, Xencor during the Option Period, provided that Xencor notifies Amgen in writing of the identity of such Fc variant within 90 days after the earlier of (A) the Option Exercise Date or (B) the termination of this Agreement, which written notice shall expressly refer to this Section 9.7(c)(i)c; or

d.                                      any Compound for which (A) Amgen or Xencor conducted any clinical trial prior to termination of this Agreement or (B) Xencor conducts any clinical trial within 3 years after such termination.

For clarity, Amgen retains the right at all times after termination of this Agreement pursuant to Section 9.2 or 9.3, or termination of this

Agreement by Xencor pursuant to Section 9.4, to practice the Amgen and Joint Compound-Specific Patents and Amgen Know-How for all purposes, except, from the date of such termination, to Develop, make, have made, use, sell, have sold, offer for sale or import Reverted Products;

(ii)                                  Effective upon any such termination, Amgen shall, and it hereby does, grant to Xencor a non-exclusive, perpetual, royalty-free license, with the right to sublicense, under Amgen Blocking Patents, solely to Develop, make, have made, use, sell, offer for sale, have sold and import Reverted Products in the Field in the Territory.  “Amgen Blocking Patents” means Amgen Patents, other than Amgen Patents within Amgen and Joint Compound-Specific Patents, that Claim inventions actually practiced or generated by or on behalf of Amgen in the Development, manufacture, use, sale, offer for sale or import of Compound or Products in the Field in the Territory prior to termination of this Agreement;

(iii)                               As promptly as practicable (and in any event within 90 days) after such termination, Amgen shall (A) deliver to Xencor all then—existing Regulatory Documents and Data Controlled by Amgen to the extent they pertain to Compound and Products (or true, correct and complete copies thereof), and hereby grants to Xencor, effective as of the effective date of such termination, the right to use and reference all such Regulatory Documents and Data as necessary or useful for the exercise of the licenses granted to Xencor under Section 9.7(c)(i) or (ii) as applicable, (B) disclose to Xencor all Amgen Know-How necessary or useful for the practice of the licenses granted pursuant to Section 9.7(c)(i) or (ii), to the extent such Amgen Know-How was actually used or generated by Amgen in the course of manufacturing, Developing or commercializing a Reverted Product, and hereby grants to Xencor, effective as of the effective date of such termination, the right to use and practice such Amgen Know-How as necessary or useful for the exercise of the license granted to Xencor under Section 9.7(c)(i) or (ii), (C) transfer and assign to Xencor all of its right, title and interest in and to all then-existing Regulatory Filings with respect to the Reverted Products, and (D) cooperate reasonably in transitioning the Reverted Products to Xencor;

(iv)                              To the extent that any of the foregoing licenses or rights granted by Amgen include Patents or Know-How that were acquired from a Third Party, but that are subject to payment or other obligations to a Third Party, then Amgen shall so notify Xencor, together with a true, complete and correct written description of such payment and/or other obligations (a “Third Party Technology Notice”), and the inclusion of such Third Party technology in such licenses shall be subject to Xencor’s agreeing in writing to reimburse, and promptly reimbursing, Amgen for any payments that become owing to such Third Party by reason of the grant to, or the exercise of Xencor’s rights with respect to, the Third Party technology, to the extent the same were disclosed to Xencor in the Third Party Technology Notice.  In addition, as a condition of such license, upon request, Xencor shall agree in writing to be bound by any obligations that are applicable to sublicensees of the applicable Third Party technology under the agreement under which such Third Party technology was acquired;

(v)                                 Xencor shall have the right, but not the obligation, to purchase from Amgen at Amgen’s fully-burdened manufacturing cost (calculated in accordance with GAAP, consistently applied) any or all quantities of usable clinical and/or commercial GMP-grade Compound or Products in Amgen’s or its Affiliates’ possession as of the date of termination.  Any packaging, transport, insurance and other costs relating to delivery shall be at Xencor’s expense; and

(vi)                              If Amgen was manufacturing, or having manufactured on its behalf, any Reverted Product, or the Compound contained therein, prior to termination, then at Xencor’s request, until the earlier of (A) such time as Xencor has secured another source of Compound or Product that is able to meet Xencor’s Compound and Product quality and quantity requirements, and (B) 18 months after such termination, Amgen shall use Commercially Reasonable Efforts to supply, or cause to be supplied, to Xencor such quantities of Compound or Product as Xencor may reasonably require for the Development and commercialization of Compound and Products in the Field in the Territory; provided that Xencor shall use commercially reasonable efforts to secure another source of supply of such Compound and Product as soon as reasonably practicable.

(vii)                           Notwithstanding the foregoing, in no event shall Xencor as a result of this Section 9.7(c) have any right or license with respect to any Antibody or compound that is not a “Compound” as defined in this Agreement.

9.8                               Accrued Obligations.  The expiration or termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.  Notwithstanding the foregoing, in the event that Amgen provides notice of termination under Section 9.3 or 9.4 above prior to the date the Second Option Exercise Fee is due, then such payment shall not be deemed to have accrued and Amgen shall not be obligated to make such payment.

9.9                               General Survival.  The following provisions of this Agreement shall survive expiration or termination of this Agreement for any reason:  Articles 1, 11, 12 and 13, and Sections 6.10 through 6.13, 7.1, 7.2, Section 8.1, Section 9.1, Sections 9.7 through 9.11, Section 10.8, Section 10.9, and the first sentence of Section 7.3.  In addition, upon the expiration, but not an earlier termination, of this Agreement, the following Sections shall also survive:  Section 6.7(f), if applicable, and the corresponding provisions of Sections 6.7(c), 6.7(d) and 6.8; and Section 8.4, with respect to Infringements occurring prior to such expiration.

9.10                        Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Xencor or Amgen are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and other similar laws in a jurisdiction outside the United States, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or such similar laws in a jurisdiction outside the United States.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (including, in the case of Xencor as the party to such proceeding, all Xencor Know-How and all Xencor Information and Materials and Data), and same, if not already in its possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

9.11                        Additional Rights.  Neither Party will be precluded from pursuing all rights and remedies that it may have hereunder at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

10.                               REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1                        Representations and Warranties of the Parties.  Each Party hereby represents and warrants to the other Party as of the Effective Date that it has full corporate power and authority and has taken all requisite corporate action necessary to enter into and perform this Agreement, and that this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by such Party do not conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound, nor, to its knowledge as of the Effective Date, violate any Applicable Law.

10.2                        Representations and Warranties of Xencor.  Xencor represents and warrants to Amgen as of the Effective Date that:

(a)                                 it has as of the Effective Date the full right, power and authority to grant the licenses granted to Amgen under Section 5.1, including the exclusive license, with the right to sublicense through multiple tiers, under the Patents identified in Schedules D, E and F and Xencor’s interest in the Joint Patents, to Develop, make, have made, use, sell, have sold, offer for sale and import the Compound and Products in the Field in the Territory, and Xencor has not previously granted and, during the Term, will not grant any rights that would conflict with, or that would otherwise materially interfere with, diminish or negatively affect the rights and licenses granted to Amgen herein, including such right and licenses with respect to the Patents identified in Schedules D, E and F;

(b)                                 there are no agreements in effect as of the Effective Date with a Third Party under which rights with respect to the Xencor Patents or Xencor Know-How are being licensed to Xencor other than (i) that certain […***…], and (ii) […***…]

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[…***…].  […***…];

(c)                                  it holds good title to and is the sole and exclusive owner or licensee of all right, title and interest in and to the Xencor Patents free and clear of any lien, mortgage, security interest, pledge, license, restriction on transferability, defect of title or other claim, charge or encumbrance, except for: (i) […***…] ownership of […***…] on Xencor’s Behalf […***…] pursuant to the […***…] Agreement, and, if Xencor elects to obtain a license with respect to any […***…], the obligation under the […***…] to pay upfront or license fees, annual maintenance fees and milestone payments as set forth in the […***…] Agreement with respect to such […***…]; (ii) the […***…]; and (iii) licenses and other rights granted to Third Parties under […***…] and Xencor Background Patents for purposes other than the Development, manufacture, use, sale, offer for sale or import of Compounds and Products;

(d)                                 Xencor has the right to disclose the Xencor Know-How to Amgen as contemplated by this Agreement;

(e)                                  Schedules D, E and F attached hereto accurately and completely identify all Patents in which Xencor has any rights as of the Effective Date that have been used in connection with or are reasonably necessary or useful for, the Development, manufacture or commercialization of Compounds or Products, and Xencor does not have rights in or to any Patent or Information or Materials that would be within the Xencor Patents or the Xencor Know-How, but for the fact that Xencor does not Control such Patent or Information or Materials.  XmAb5871 does not use or incorporate any Xencor XmAb Xtend Technology.  To Xencor’s knowledge as of the Effective Date, (i) the issued patents within the Xencor Patents are valid and enforceable, (ii) there are no claims against Xencor as of the Effective Date, nor any reissue, reexamination, interference, opposition or similar proceedings pending or threatened, with respect to the Xencor Patents or Xencor Know-How, and (iii) with respect to all Patents of Third Parties Xencor has disclosed to Amgen prior to the Effective Date as being relevant to the Development, manufacture, or commercialization of Compound, all information disclosed by Xencor to Amgen regarding such Patents is correct, and Xencor has not knowingly omitted to disclose to Amgen any material information in Xencor’s possession regarding such Patents;

(f)                                   it has conducted, and has caused its contractors to conduct, all preclinical and clinical studies for Products and manufacturing of the Compound and Products, in accordance with (i) all Applicable Laws of the United States and the country in which such clinical studies are conducted, (ii) the applicable published standards and guidelines of the FDA and the Regulatory Authority in such country, and (iii) the scientific standards applicable to the conduct of such studies and activities in the United States and in such country including current good laboratory practice, current good clinical practice and current good manufacturing practice.  Neither Xencor, nor to its knowledge any officer,

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employee or agent of Xencor, has made an untrue statement of a material fact to any Regulatory Authority with respect to the Compound or Products (whether in any submission to such Regulatory Authority or otherwise), or has knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Compound or Products;

(g)                                  to its knowledge, Xencor has not employed any personnel, and has not knowingly used a contractor or consultant, debarred by the FDA (or subject to a similar sanction of a Regulatory Authority), or who is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority);

(h)                                 Except as disclosed to Amgen prior to the Effective Date, there are no inquiries, actions or other proceedings pending before or, to Xencor’s knowledge, threatened by, any Regulatory Authority or other government agency with respect to the Compound or Products or any facility where the Compound or any Product is manufactured, and neither Xencor nor, to the knowledge of Xencor, its subcontractors, has received written notice threatening any such inquiry, action or other proceeding;

(i)                                     Xencor has made available to Amgen for its review all material Data generated by or on behalf of Xencor with respect to the Compound or Products.  To Xencor’s knowledge, all of the Data and information relating to Compound and Products that Xencor has disclosed or made available to Amgen is accurate in all material respects, and Xencor has not omitted therefrom any material Data or information relating to the Compound or Products in Xencor’s possession or control prior to the Effective Date that a reasonable person in Amgen’s position would want to have examined prior to executing this Agreement.

10.3                        Covenants.

(a)                                 Covenant by Xencor.  Following delivery of the Option Data Package, if Amgen requests that Xencor provide information known to Xencor relating to the accuracy of any representation or warranty made by Xencor in Section 10.2 as if made on the date of such request, then to the extent such information has not previously been disclosed to Amgen, Xencor shall provide such information to Amgen within 30 days after such request.

(b)                                 Mutual Covenants.  Each Party hereby covenants to the other Party that:

(i)                                     it will conduct, and will cause its contractors to conduct, all preclinical and clinical studies for Products and manufacturing of the Compound and Products, in accordance with (i) all Applicable Laws of the United States and the country in which such clinical studies are conducted, (ii) the known or published standards of the FDA and the Regulatory Agency in such country, and (iii) the scientific standards applicable to the conduct of such studies and activities in the United States and in such country including current good laboratory practice, current good clinical practice and current good manufacturing practice.  Neither such Party, nor any officer, employee or agent of such Party, will make an untrue statement of a material fact to any Regulatory Authority with respect to the Compound or Products (whether in any submission to such Regulatory Authority or otherwise), and neither will knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Compound or Products; and

(ii)                                  it will not knowingly employ any personnel or knowingly use a contractor or consultant that has been debarred by the FDA (or subject to a similar sanction of a Regulatory Authority), or that is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority).

10.4                        Diligence Obligations of Amgen.  Except as otherwise provided herein, following the Option Exercise Date, Amgen shall use Commercially Reasonable Efforts (directly and/or through one or more Affiliates and/or Sublicensees) to Develop, obtain Marketing Approval for and commercialize at least one Product.  The foregoing shall include use of Commercially Reasonable Efforts (directly and/or through one or more Affiliates and/or Sublicensees) with respect to each of the Major Markets.  Amgen shall keep Xencor reasonably informed as to its progress and activities relating to the Development, commercialization, marketing and promotion of Compound and Products in the Territory, as follows:

(a)                                 during the existence of the DC, via DC meetings and required reports to the DC under Article 0;

(b)                                 after the DC ceases to exist and prior to First Commercial Sale of the first Product, by delivering […***…] written reports to Xencor in […***…] summarizing the status of Amgen’s and its Affiliates’ and Sublicensees’ efforts with respect to Products, including significant Development, clinical trial progress, regulatory approval and commercialization plans, activities and results with respect to Products; and

(c)                                  after First Commercial Sale of the first Product, by delivering annual written reports to Xencor in January of each year summarizing the status of Amgen’s and its Affiliates’ and Sublicensees’ efforts with respect to Products, including significant Development, clinical trial progress, regulatory approval and commercialization plans, activities and results with respect to Products.

Without limiting the generality of the foregoing (and both during and after the DC’s existence), Amgen shall provide Xencor with written notice with respect to the following within […***…] after occurrence: (i) filing of any IND for a Compound or Product in a Major Market; (ii) initiation of any clinical trial of a Compound or Product; (iii) filing of a BLA with respect to any Product in a Major Market; (iv) receipt of Marketing Approval for any Product in a Major Market; and (v) First Commercial Sale of a Product in a Major Market; in each case to the extent such activity is undertaken by or on behalf of Amgen or its Affiliates or Sublicensees.

10.5                        Exclusivity of Efforts.  For clarity, it is understood that any Antibody that Amgen Develops or commercializes and which meets the definition “Compound” under Section 1.21 above, shall be deemed a “Compound” hereunder for all purposes of this Agreement, including the milestone and royalty obligations in Sections 6.5 and 6.7, whether or not such Compound incorporates or utilizes any Xencor Patents or Xencor Know-How.  Similarly any Antibody that is Controlled by Xencor as of the Effective Date or during the Term that meets the definition of “Compound” under Section 1.21 above shall also be deemed a “Compound” for all purposes of this Agreement, including the milestone and royalty provisions of Sections 6.5 and 6.7.

10.6                        Change of Control of Xencor.  Xencor shall notify Amgen in writing promptly of the closing of any Change of Control of Xencor involving a Significant Pharmaceutical Company.  With respect to any such Change of Control occurring prior to the Option

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Exercise Date, Amgen shall have the rights set forth in Section 3.3 and Schedule M.  With respect to any such Change of Control occurring after the Option Exercise Date, during the […***…] period after Xencor provides notice of the closing of such Change of Control, Amgen may, by written notice to Xencor, terminate Article 0.  If Amgen so terminates Article 2, then any decision that would otherwise have been made by the DC shall be made by Amgen; it being understood that the limitations on a Party’s deciding vote on the DC specified in Section 2.5 shall also apply to Amgen’s right to make decisions under this Section 10.6.  For the avoidance of doubt, except as expressly set forth above in this Section 10.6, no Change of Control of either Party shall have any effect on the respective rights and obligations of the Parties under this Agreement.

10.7                        Review of Material Agreements.  During the Collaboration Period, prior to entering into any material agreements with respect to either the Compound or Products (including the Development or manufacture thereof), Xencor shall provide Amgen with a reasonable opportunity to review and comment on any such agreement and shall consider in good faith any comments provided thereon by Amgen.

10.8                        Disclaimer.  Except as expressly set forth in this Agreement, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS,” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

10.9                        Limitation of Liability.  EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7 NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 10.9 shall not be construed to limit either Party’s indemnification obligations under Article 11.

11.                               INDEMNIFICATION

11.1                        Indemnification of Xencor.  Amgen shall indemnify and hold harmless each of Xencor, its Affiliates and the directors, officers, stockholders and employees of such entities and the successors and assigns of any of the foregoing (the “Xencor Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses, including, reasonable attorneys’ fees and other expenses of litigation (“Liabilities”), from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) to which any Xencor Indemnitee may become subject, to the extent such Liabilities arise directly or indirectly out of: (a) the research, Development, manufacture, use, handling, storage, marketing, distribution, importation, sale or other disposition of any Compound or Product by or on behalf of Amgen, its Affiliates or Sublicensees; (b) the gross negligence or willful misconduct of any Amgen Indemnitee; or (c) Amgen’s breach of any representation, warranty, covenant or other agreement made by Amgen in this Agreement; except, in each case, to the extent such Liabilities result from the gross negligence or willful misconduct of any Xencor Indemnitee or the breach by Xencor of any warranty, representation, covenant or agreement made by Xencor in this Agreement.  For purposes of clarification, the foregoing shall not relieve Xencor of its co-funding obligations under Section 6.3 (if applicable).

*** Confidential Treatment Requested

11.2                        Indemnification of Amgen.  Xencor shall indemnify and hold harmless each of Amgen, its Affiliates and Sublicensees and the directors, officers and employees of Amgen, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “Amgen Indemnitees”), from and against any and all Liabilities from any Third Party Claims incurred by any Amgen Indemnitee, arising from, or occurring as a result of (a) the research, Development, manufacture, use, handling, storage, marketing, distribution, importation, sale or other disposition of any Compound or Product by or on behalf of Xencor, its Affiliates or its Third Party licensees; (b) the gross negligence or willful misconduct of any Xencor Indemnitee; or (c) Xencor’s breach of any representation, warranty, covenant or other agreement made by Xencor in this Agreement; except, in each case, to the extent such Liabilities result from the gross negligence or willful misconduct of any Amgen Indemnitee or the breach by Amgen of any warranty, representation, covenant or agreement made by Amgen in this Agreement.

11.3                        Procedure.  A Party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of the assertion or the commencement of a Third Party Claim and will provide the Indemnitor such information with respect thereto that the Indemnitor may reasonably request.  The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.  If the Indemnitor shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.3, the Indemnitor shall obtain the prior written consent of the Indemnitee (not to be unreasonably withheld) before entering into any settlement of such Third Party Claim.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, to the extent prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 11.3, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 11.3.  The Indemnitee under this Section 11.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

12.                               DISPUTE RESOLUTION

12.1                        Discussions.  Upon the written request of either Party to the other Party, any claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement (other than any dispute the resolution of which is within the express authority of the DC), including any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (each, a “Dispute Claim”), will be referred to the Chief Executive Officer of Xencor and a designated official of Amgen (who shall be a Vice President or higher with authority to resolve such matter), for resolution.  In the event the two individuals referred to in the preceding sentence are unable to resolve such dispute within […***…] after the initial written request, then, upon the written demand of either Party, the Dispute Claim shall be subject to arbitration, as provided in Section 12.2.

*** Confidential Treatment Requested

12.2                        Arbitration.

(a)                                 Claims.  Subject to Section 12.3 below, any Dispute Claim that is not resolved under Section 12.1 within […***…] after a Party’s initial written request for resolution, shall be resolved by final and binding arbitration administered by JAMS (the “Administrator”) in accordance with its Comprehensive Arbitration Rules and Procedures (the “Rules”), except to the extent any such Rule conflicts with the express provisions of this Section 12.2.  (Capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided in the Rules.)  The Arbitration shall be conducted by one neutral arbitrator selected in accordance with the Rules, provided that such individual shall not be a current or former employee or director, or a current stockholder, of either Party, any of their respective Affiliates or any Sublicensee.  The Arbitration shall be held in Los Angeles, California.

(b)                                 Discovery.  Within […***…] after selection of the Arbitrator, the Arbitrator shall conduct the Preliminary Conference.  In addressing any of the subjects within the scope of the Preliminary Conference, the Arbitrator shall take into account both the needs of the Parties for an understanding of any legitimate issue raised in the Arbitration and the desirability of making discovery efficient and cost-effective.  In that regard, the Parties agree to the application of the E-Discovery procedures set forth in Rule 16.2(c) of JAMS’ Expedited Procedures.  In addition, each Party shall have the right to take up to […***…] of deposition testimony, including expert deposition testimony.  The Parties agree that the Arbitrator shall set a discovery cutoff not to exceed […***…] (rather than […***…]) calendar days after the Preliminary Conference for percipient discovery and not to exceed […***…] (rather than […***…]) calendar days after the Preliminary Conference for expert discovery.  These dates may be extended by the Arbitrator for good cause shown.

(c)                                  Hearing; Decision.  The Hearing shall commence within […***…] calendar days after the discovery cutoff.  The Arbitrator shall require that each Party submit concise written statements of position and shall permit the submission of rebuttal statements, subject to reasonable limitations on the length of such statements to be established by the Arbitrator.  The Hearing shall be no longer than […***…] business days in duration.  The Arbitrator shall also permit the submission of expert reports.  The Arbitrator shall render the Award within […***…] days after the Arbitrator declares the Hearing closed, and the Award shall include a written statement describing the essential findings and conclusions on which the Award is based, including the calculation of any damages awarded.  The Arbitrator will, in rendering his or her decision, apply the substantive law of the State of California, without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration.  The Arbitrator’s authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 10.9.  The Award rendered by the Arbitrator shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.  However, the Parties agree that the JAMS Optional Arbitration Appeal Procedures shall apply to the Arbitration, at the request by either Party in accordance with such Appeal Procedures. If a Party appeals the Award rendered by the Arbitrator, the Award issued by the Appeal Panel (as defined in such Appeal Procedures) shall be final,

*** Confidential Treatment Requested

binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(d)                                 Costs.  Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the Arbitration, and shall pay an equal share of the fees and costs of the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrator.

12.3                        Court Actions.  Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding.  In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to Section 12.2.

13.                               GENERAL PROVISIONS

13.1                        Force Majeure.  If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by an event or circumstance of force majeure (including, fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance or acts of God) that is not within the reasonable control, directly or indirectly, of the Party seeking to have its performance excused thereby, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.  The Parties agree that a Party’s financial inability or other inability to obtain funds sufficient to perform its obligations hereunder shall not be grounds for obtaining relief under this Section 13.1.

13.2                        Governing Law.  This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to conflict of law principles.

13.3                        Waiver.  Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance.  The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

13.4                        Modification.  No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by a duly authorized representative of each Party.

No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

13.5                        Severability.  In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.6                        Entire Agreement.  This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement between the Parties relating to its subject matter and supersedes all prior or contemporaneous agreements, understandings or representations, either written or oral, between Xencor and Amgen with respect to such subject matter.

13.7                        Notices.  Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language.  Any notice required or permitted under this Agreement shall be in writing in the English language: (a) delivered personally; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt, postage pre-paid where applicable; or (d) sent by facsimile (receipt verified and a copy promptly sent by another permissible method of providing notice described in (a), (b) or (c) above), to the following addresses of the Parties or such other address for a Party as may be specified by like notice:

To Amgen: Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone: (805) 447-1000 Facsimile: (805) 499-4531 Attention: Corporate Secretary	To Xencor: Xencor, Inc. 111 West Lemon Avenue Monrovia, CA 91016 Telephone: (626) 305-5900 Facsimile: (626) 305-0350 Attention: Chief Executive Officer

With a copy to: Wilson, Sonsini, Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Facsimile: (650) 493-6811 Attention: Kenneth A. Clark

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed or within two (2) business days of dispatch whichever is earlier.

13.8                        Assignment.  This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement without the other Party’s consent:

(a)                                 to a Third Party in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise (a “Sale Transaction”), subject to Section 13.9; or

(b)                                 to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate.

Neither Party shall transfer to a Third Party (other than a permitted assignee of this Agreement) title to or ownership of any Patents within such Party’s Compound-specific Patents (i.e., the Xencor Compound-Specific Patents or the Amgen and Joint Compound-Specific Patents, as applicable) relating to a Compound or Product and licensed (or required to be licensed) to the other Party hereunder, without the other Party’s prior written consent, not to be unreasonably withheld.  Xencor shall not transfer to a Third Party (other than a permitted assignee of this Agreement) title to or ownership of, any Patent within the Xencor CD19 Patents or Xencor Background Patents, if such Patent covers a Compound or a Product, unless such Third Party expressly takes such Patent subject to the License (and agrees to similarly obligate any further assignee).  In addition, if Xencor requests in writing within […***…] after a termination of this Agreement to which Section 9.7(c) applies, Amgen shall not transfer to any Third Party any Amgen Blocking Patent specified in such request by Xencor, unless such Third Party expressly takes such Patent subject to Xencor’s license under Section 9.7(c)(ii) (and agrees to similarly obligate any further assignee).  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of each Party, its successors and permitted assigns.  Any assignment of this Agreement in contravention of this Section 13.8 shall be null and void.

13.9                        Sale Transaction or Amgen Acquisition.  In the event of (x) a Sale Transaction (as defined in Section 13.8(a)), or (y) the acquisition by Amgen of all or substantially all of the business of a Third Party (together with any entities that were affiliates of such Third Party immediately prior to such acquisition, an “Amgen Acquiree”), whether by merger, sale of stock, sale of assets or otherwise (an “Amgen Acquisition”):

(a)                                 intellectual property rights of the acquiring party in a Sale Transaction, if other than one of the Parties to this Agreement (together with any entities that were affiliates of such Third Party immediately prior to such Sale Transaction, a “Third Party Acquirer”), or the Amgen Acquiree, as applicable, shall not be included in the technology licensed hereunder or otherwise subject to this Agreement, provided that to the extent any Confidential Information of the acquired Party in the case of a Sale Transaction or of Amgen in the case of an Amgen Acquisition that, in each case, is within the Information and Materials licensed hereunder (i.e., within the Xencor Know-How if Xencor is the acquired Party, or the Amgen Know-How (i) if Amgen is the acquired Party or (ii) in the event of an Amgen Acquisition), is used by such Third Party Acquirer or Amgen Acquiree, in any material manner for the Development, manufacture or commercialization of a Compound or Product, such Compound or Product, respectively, and the intellectual property rights generated by the Third Party Acquirer or Amgen Acquiree in connection with the use of such Confidential Information shall be included in the technology licensed hereunder and subject to this Agreement to the extent it would fall within the definition of Xencor Technology or Amgen Technology, as applicable, but for this Section 13.9(a);

*** Confidential Treatment Requested

(b)                                 notwithstanding any other provision of this Agreement to the contrary, no Antibody or product of the Third Party Acquirer or Amgen Acquiree (each such Antibody or product, an “Excluded Product”), shall be deemed a “Compound” or “Product” hereunder (even if such Excluded Product would be within the definition of “Compound” or “Product” hereunder), so long as such Excluded Product is: (i) controlled by the Third Party Acquirer prior to the Sale Transaction, or by the Amgen Acquiree prior to consummation of the Amgen Acquisition, as applicable; (ii) acquired (whether by in-license or otherwise) by the Third Party Acquirer, or by the Amgen Acquiree, as applicable, in each case, from another Third Party after consummation of such Sale Transaction or Amgen Acquisition; or (iii) solely in the case of a Sale Transaction, developed internally by the Third Party Acquirer without material use of or reference to Confidential Information of the acquired Party within the Information and Materials licensed hereunder and without the practice of intellectual property of the acquired Party licensed hereunder; and

(c)                                  notwithstanding any other provision of this Agreement to the contrary, Section 5.5 shall not be construed to prohibit or restrict any Third Party Acquirer of a Party or any Amgen Acquiree, or, in each case, its Affiliated Companies, from making, Developing, using, selling, offering for sale, importing or commercializing any Restricted Antibody, so long as such Restricted Antibody is: (i) controlled by the Third Party Acquirer  prior to the Sale Transaction, or by the Amgen Acquiree  prior to consummation of the Amgen Acquisition, as applicable; (ii) acquired (whether by in-license or otherwise) by the Third Party Acquirer , or by the Amgen Acquiree , as applicable, in each case, from another Third Party after consummation of such Sale Transaction or Amgen Acquisition; or (iii) solely in the case of a Sale Transaction, developed internally by the Third Party Acquirer  without material use of or reference to Confidential Information of the acquired Party within the Information and Materials licensed hereunder and without the practice of intellectual property of the acquired Party licensed hereunder.

13.10                 No Partnership or Joint Venture.  Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership (or any fiduciary duty) between Xencor and Amgen.  Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

13.11                 Interpretation.  The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation.  In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.  Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.  All references to a “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the United States.  Ambiguities and

[SIGNATURE PAGE FOLLOWS]

uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.  This Agreement has been prepared in the English language and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

13.12                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Collaboration and Option Agreement as of the date first set forth above.

XENCOR, INC.

BY:	/s/ Bassil Dahiyat

NAME:	Bassil Dahiyat

TITLE:	President and CEO

AMGEN INC.

BY:	/s/ Robert A. Bradway

NAME:	Robert A. Bradway

TITLE:	President and Chief Operating Officer

LIST OF SCHEDULES

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*** Confidential Treatment Requested

Schedule A

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*** Confidential Treatment Requested

Schedule B

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*** Confidential Treatment Requested

Schedule C

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*** Confidential Treatment Requested

Schedule D

[…***…]

[…***…].

*** Confidential Treatment Requested

Schedule E

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[…***…]	[…***…]	[…***…]	[…***…]
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*** Confidential Treatment Requested

Schedule F

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*** Confidential Treatment Requested

Schedule G

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*** Confidential Treatment Requested

Schedule H

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*** Confidential Treatment Requested

[...***...]

***Confidential Treatment Requested

1

[...***...]

***Confidential Treatment Requested

2

[...***...]

***Confidential Treatment Requested

3

[...***...]

***Confidential Treatment Requested

4

[...***...]

***Confidential Treatment Requested

5

Schedule J

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*** Confidential Treatment Requested

Schedule K

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=

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•                  […***…]

•                  […***…].

*** Confidential Treatment Requested

Schedule L

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*** Confidential Treatment Requested

Schedule M

[…***…]

[…***…]:

•                  […***…];

•                  […***…].

•                  […***…];

•                  […***…];

[…***…];

*** Confidential Treatment Requested

M-1

•                  […***…]

•                  […***…].

[…***…].

*** Confidential Treatment Requested

M-2

Schedule N

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*** Confidential Treatment Requested

Schedule O

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*** Confidential Treatment Requested

Schedule P

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*** Confidential Treatment Requested